Exhibit 10.1

Facility Loan Program Agreement and

 Security Agreement

dated as of November 9, 2021

between

Seven Hills BH Lender LLC,

as Borrower

and

BMO Harris Bank N.A.,
as Administrative Agent and Lender

Table of Contents

Section	Heading	Page

Article I	Definitions; Principles of Construction	1

Section 1.1.	Definitions	1
Section 1.2.	Interpretation	10

Article II	The Facility	11

Section 2.1.	The Facility Terms	11
Section 2.2.	Payments on Facility Loans	14

Article III	Facility Collateral	14

Article VIII	Participations and Assignments	19

Article IX	Defaults	23

Section 5.1.	Events of Default	23
Section 5.2.	Remedies	26
Section 5.3.	Post Default Waterfall	27
Section 5.4.	Remedies Cumulative	28

Article X	Miscellaneous	28

-i-

Exhibits And Schedules

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Facility Loan Agreement

-ii-

Facility Loan Program Agreement

and Security Agreement

This Facility Loan Program Agreement and Security Agreement, dated as of November 9, 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among BMO Harris Bank N.A., a national banking association, having an address at 115 South LaSalle Street, Chicago, Illinois 60603, as administrative agent for the Lenders (the “Administrative Agent”), the Lenders from time to time party hereto, and Seven Hills BH Lender LLC, a Delaware limited liability company (“Borrower”), having an address at 255 Washington St., Newton, MA 02458. All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

Recitals:

A.            Borrower may from time to time advance commercial real estate loans secured by real property (each, to the extent same are or are proposed to be the subject of a Facility Loan, an “Underlying Loan” and collectively, the “Underlying Loans”) to one or more Underlying Borrowers (as defined below).

B.            Borrower has requested that Lenders consider providing loans to Borrower, which loans shall be secured by, among other things, a security interest in and collateral assignment of the Underlying Loans and the Underlying Loan Documents (as defined below).

C.            The Administrative Agent, the Lenders and Borrower agree that the credit facility described in this Agreement (the “Facility”) is not a commitment to make any loan to Borrower. If Administrative Agent approves the making of a loan to Borrower by the Lenders pursuant to the procedures for approval set forth in Section 2 hereof, the terms and conditions of this Agreement, the applicable Facility Loan Agreement and the other Facility Loan Documents shall apply thereto.

Now, Therefore, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

Article I      Definitions; Principles of Construction

Section 1.1.      Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein:

“Account Collateral” shall have the meaning set forth in Section 3.1.1(d).

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by or is under common ownership or Control with, such Person.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Appraisal” shall mean a MAI certified appraisal of the Mortgaged Property prepared in accordance with FIRREA and Administrative Agent’s appraisal requirements by a reputable third-party appraiser.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” shall mean an assignment and assumption entered into by Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 4.2), in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which national banks are not open for general business in the State of Illinois, or the state where the Collection Account is located, or any day on which the New York Stock Exchange is closed.

“Change of Control” shall mean any of Guarantor or an Affiliate of Guarantor shall cease to own and control, directly or indirectly, of record and beneficially, 100% of the equity interests of Borrower (other than nominal REIT shareholders for tax purposes).

“Collateral” shall mean all properties, rights, interests, and privileges from time to time subject to the Liens granted to Administrative Agent, for the benefit of the Lenders, or any security trustee therefor, by the Collateral Documents, including, without limitation, Administrative Agent’s Lien on the Underlying Loan Collateral.

“Collateral Assignment” shall mean each Collateral Assignment of Underlying Loan Documents, executed by Borrower in favor of Administrative Agent, for the benefit of the Lenders, conveying and assigning the Underlying Loan Documents as security for the Secured Obligations.

“Collateral Documents” shall mean this Agreement, the Collateral Assignments, Security Agreement Supplements, the Guaranty and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Secured Obligations or any part thereof.

“Collection Account” has the meaning set forth in the Servicer Acknowledgement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities or by contract rights with respect to such voting rights or otherwise.

“Credit Memorandum” shall have the meaning set forth in Section 2.1.1.

“Defaulted Underlying Loan” shall have the meaning assigned thereto in Section 5.1(b).

“Eligible Assignee” shall mean (a) an existing Lender, (b) an Affiliate of an existing Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Program Event of Default or Facility Loan Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, Eligible Assignee shall not include Borrower or any Guarantor or any of Borrower’s or such Guarantor’s Affiliates or Subsidiaries, or any Underlying Borrower, Underlying Guarantor or any Affiliate of any Underlying Borrower or Underlying Guarantor.

“Eligible Property Type” shall mean any one of the following types of property (or such other property type as approved by Administrative Agent in its sole and absolute discretion): (a) multi-family; (b) office; (c) retail; (d) hospitality; (e) self-storage; or (f) industrial; provided that no ground leases shall be permitted as an Eligible Property Type unless approved by the Administrative Agent in its sole discretion.

“Eligibility Requirements” shall mean, with respect to any Underlying Loan, the following conditions:

(a)            the Mortgaged Property which secures the Underlying Loan is an Eligible Property Type;

(b)            the Mortgaged Property which secures the Underlying Loan is free of all material structural defects or material architectural deficiencies, material uninsured title defects, material uninsured environmental conditions or other adverse matters which are not Permitted Encumbrances and, individually or collectively, materially impair the value of such Mortgaged Property, except for such defects (other than title and environmental defects) which are required to be remedied by the Underlying Borrower pursuant to the Underlying Loan Documents and for which a portion of the Underlying Loan has been reserved or set aside to address so long as such defects do not cause the LTC Ratio or LTV Ratio to be greater than the limits described in the definition of “Facility Loan Amount”;

(c)            the Mortgaged Property which secures the Underlying Loan is located in one of the top thirty (30) MSAs in the United Stated of America;

(d)            the Borrower has a first priority mortgage on the Mortgaged Property securing the Underlying Loan, subject only to Permitted Encumbrances and insured or non-material liens and encumbrances reasonably acceptable to Administrative Agent;

(e)            the term of the Underlying Loan (including any extension options) does not exceed sixty (60) months;

(f)            Borrower has originated the Underlying Loan and the Underlying Loan Documents are acceptable to Administrative Agent, including, without limitation, a determination that pursuant thereto and under applicable law, Borrower may legally and unilaterally sell, assign, grant a security interest in, transfer and/or finance the Underlying Loan and the Underlying Loan Documents to Administrative Agent, any Lender and its and their successors and assigns permitted hereunder; and

(g)            after giving effect to the Underlying Loan, all Facility Concentration Limits remain satisfied.

Notwithstanding the foregoing, the Administrative Agent may approve Facility Loans with respect to Underlying Loans not meeting the above-referenced criteria on a case-by-case basis in its sole and absolute discretion. In the event Administrative Agent approves the applicable Underlying Loan as a Facility Loan hereunder, the Eligibility Requirements with respect to such Underlying Loan shall be deemed to have been satisfied or waived for all purposes hereunder and with respect to such Underlying Loan only.

“Excess Payment Amount” shall mean at any time a payment is made on an Underlying Loan, the amount by which (a) payments received from an Underlying Borrower in respect of a repayment of principal in connection with the Underlying Loan exceeds (b) debt service then due and payable on the related Facility Loan (including, without limitation, required payments to Lenders of a Proportionate Amount of any principal payments on the Underlying Loan).

“Facility Concentration Limits” shall mean:

(a)            no single Facility Loan will be in an aggregate amount greater than $50,000,000.

(b)            the aggregate amount of Facility Loans extended to a single Underlying Borrower shall constitute no more than 50% of the Maximum Facility Amount; and

(c)            the aggregate amount of Facility Loans secured by Mortgaged Properties located in any single MSA shall constitute no more than 50% of the Maximum Facility Amount.

Notwithstanding the foregoing, the Administrative Agent may approve Facility Loans with respect to Underlying Loans not meeting the above-referenced criteria on a case-by-case basis in its sole and absolute discretion. In the event Administrative Agent approves the applicable Underlying Loan as a Facility Loan hereunder notwithstanding that after giving effect thereto the Facility Concentration Limits would not be satisfied, no violation of the Facility Concentration Limits (or clause (g) of the definition of Eligibility Requirements) shall be deemed to have occurred for all purposes hereunder as a result of the inclusion of such Underlying Loan as a Facility Loan hereunder.

“Facility Loan” shall mean a loan made by Lenders to Borrower with respect to an Underlying Loan originated by Borrower, which is approved by Administrative Agent as a “Facility Loan” pursuant to Sections 2.1.1 hereof.

“Facility Loan Agreement” shall have the meaning set forth in Section 2.1.2.

“Facility Loan Amount” shall mean, with respect to each Facility Loan (whether such Facility Loan is approved for a single advance or multiple Future Advances), the maximum amount approved pursuant to Section 2.1.1(c) by Administrative Agent for such Facility Loan; provided, that unless otherwise consented to by Administrative Agent in its sole and absolute discretion, such amount shall not be an amount in excess of the least of (i) 80% of the aggregate amount that Borrower has committed to advance to the Underlying Borrower under the Underlying Loan Documents, (ii) if the Underlying Loan is an acquisition financing, or if the Administrative Agent has otherwise determined that the cost basis of the Mortgaged Property is material to its credit determination with respect to providing the Facility Loan, the amount that results in a LTC Ratio of no greater than 64%, calculated as of the date of delivery of the Credit Memorandum, or (iii) the amount that results in a LTV Ratio of no greater than 64%, calculated as of the date of an Appraisal related to the Mortgaged Property dated no earlier than one-hundred eighty (180) days prior to the date that the Lenders make the initial advance of the related Facility Loan to the Borrower.

“Facility Loan Documents” shall mean, with respect to any Facility Loan, the related Facility Loan Agreement and all “Loan Documents” as defined in the related Facility Loan Agreement.

“Facility Loan Event of Default” shall mean, with respect to any Facility Loan, an “Event of Default” as defined in the related Facility Loan Agreement.

“Facility Loan Maturity Date” shall mean the date the Facility Loan matures in accordance with the applicable Facility Loan Agreement.

“FIRREA” shall mean The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial real estate loans and similar extensions of credit in the ordinary course of its business.

“Future Advance” shall have the meaning set forth in Section 2.1.1(c).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall mean Seven Hills Realty Trust, a Maryland statutory trust.

“Guarantor Financial Covenants” shall mean the covenants of Guarantor set forth in Section 8 of the Guaranty.

“Guaranty” shall mean that certain Guaranty, dated as of the date of this Agreement, made by Guarantor for the benefit of Administrative Agent, acting for the benefit of Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on any Mortgaged Property.

“Indebtedness” means, as to any Person, without duplication: (a) all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the consolidated balance sheet of such Person and such Person’s Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, without duplication, including in any event and whether or not so classified; (b) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person and its Subsidiaries and all obligations representing the deferred purchase price of property; (c) all obligations evidenced by bonds, notes, debentures or other similar instruments; (d) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (e) all guarantees, endorsements and other contingent obligations whether direct or indirect, in respect of indebtedness of others or otherwise, including, without limitation, any obligations under any hedging arrangements and otherwise with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (f) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of such Person and its Subsidiaries; but excluding, in all events obligations arising under operating leases and accounts payable arising in the ordinary course of business.

“Laws” or “Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or its properties (including, without limitation, the Mortgaged Properties) or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances imposed by any Governmental Authority contained in any instruments, either of record or known to Borrower, at any time in force affecting the Mortgaged Properties or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Mortgaged Properties or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall mean and include BMO Harris Bank N.A. and any other Eligible Assignee that becomes a party hereto in accordance with and subject to the terms of Article IV and pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest or any other encumbrance, charge or transfer of, on or affecting Borrower’s property or any Mortgaged Property or any portion thereof or the membership interests in Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement and mechanic’s, materialman’s and other similar liens and encumbrances.

“LTC Ratio” shall mean, as of any given date, the ratio (expressed as a percentage) of the outstanding balance of the Facility Loan (or if not yet funded, the maximum amount of the Facility Loan) to the applicable Underlying Borrower’s costs for, and in respect of, the Underlying Loan and the Mortgaged Property (including budgeted renovation, replacing tenant and repositioning costs).

“LTV Ratio” shall mean, as of any given date, the ratio (expressed as a percentage) of the outstanding balance of the Facility Loan (or if not yet funded, the maximum amount of the Facility Loan) to the “as stabilized” appraised value of the Mortgaged Property, as evidenced by an Appraisal.

“Material Adverse Effect” shall mean a material adverse effect upon (a) the operations, business, Property, condition (financial or otherwise) or prospects of Borrower or, taken as a whole, the Guarantor; (b) the ability of Borrower or the Guarantor to perform its material obligations under any Facility Loan Document; or (c) (i) the legality, validity, binding effect or enforceability of Administrative Agent’s rights and remedies under this Agreement or any of the Facility Loan Documents, (ii) Administrative Agent’s Liens on the Collateral or the priority or perfection of any such Lien, or (iii) the perfection or priority of any Lien granted under this Agreement or any Collateral Document.

“Maximum Facility Amount” shall mean One Hundred Million and 00/100 Dollars ($100,000,000.00).

“MSA” shall mean a Metropolitan Statistical Area, as determined and ranked by the United States Office of Management and Budget.

“Mortgaged Property” shall mean, with respect to each Facility Loan and related Underlying Loan, the real property and all related facilities, amenities, fixtures and personal property (and any Improvements now or hereafter located on such real property, together with all rights pertaining to such property and Improvements) owned (or ground leased) by the applicable Underlying Borrower and pledged to Borrower, all as more particularly described in the granting clauses of the applicable Underlying Mortgage; and “Mortgaged Properties” shall mean, where the context may require, all such mortgaged properties, collectively.

“Participant” shall have the meaning set forth in Section 4.1.

“Participant Register” shall have the meaning set forth in Section 4.1.

“Permitted Encumbrances” shall have the meaning assigned to such term in the applicable Facility Loan Agreement.

“Person” shall mean an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, nonprofit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Program Debt” shall mean the aggregate outstanding principal amount of the Facility Loans, together with all interest accrued and unpaid thereon and all other sums due to Lenders in respect of the Facility Loans under this Agreement, the Collateral Documents and the Facility Loan Documents.

“Program Default” shall mean any event or condition which would, with the passage of time or the giving of notice, or both, constitute a Program Event of Default.

“Program Event of Default” shall have the meaning set forth in Section 5.1.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“Proportionate Amount” ” shall mean, with respect to any principal payment made on any Underlying Loan, (i) so long as no Facility Loan Event of Default or Program Event of Default has occurred and is continuing, the pro rata portion of such payment that would cause (x) the ratio of the outstanding principal amount of the applicable Facility Loan to the outstanding principal amount of the applicable Underlying Loan immediately following the application of such payment to equal (y) the ratio of the outstanding principal amount of the applicable Facility Loan to the outstanding principal amount of the applicable Underlying Loan immediately prior to such payment; and (ii) upon the occurrence and during the continuance of any Facility Loan Event of Default or Program Event of Default, the full amount of such payment.

“Security Agreement Supplement” shall have the meaning assigned to such term in the Facility Loan Agreements.

“Secured Obligations” shall have the meaning set forth in Section 3.2.

“Servicer” has the meaning given to such term in the Facility Loan Agreements.

“Servicer Acknowledgement” shall mean that certain Servicer Acknowledgement and Irrevocable Instruction Letter, dated as of the date hereof, among Borrower, Administrative Agent and Servicer.

“State” shall mean, with respect to each Mortgaged Property, the State or Commonwealth in which such Mortgaged Property or any part thereof is located.

“Survey” shall mean a survey of the Mortgaged Property prepared by a reputable third party surveyor licensed in the State and satisfactory to the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Administrative Agent.

“Title Insurance Policy” shall mean an ALTA (or equivalent) mortgagee title insurance policy in form reasonably acceptable to Administrative Agent issued to Borrower with respect to a Mortgaged Property and insuring the lien of the applicable Underlying Mortgage.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Illinois and any other state, which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Secured Obligations.

“Underlying Borrower” shall mean the borrower of an Underlying Loan, as set forth in the applicable Underlying Loan Documents.

“Underlying Guarantor” shall mean the guarantor or guarantors, if any, of an Underlying Loan, as set forth in the applicable Underlying Loan Documents.

“Underlying Loan” and “Underlying Loans” shall have the meanings assigned thereto in the recitals to this Agreement.

“Underlying Loan Agreement” shall mean the loan agreement or other document evidencing an Underlying Loan.

“Underlying Loan Collateral” shall have the meaning set forth in Section 3.1.1.

“Underlying Loan Documents” shall have the meaning set forth in Section 3.1.1(a).

“Underlying Mortgage” shall mean a first priority mortgage or deed of trust, executed and delivered by an Underlying Borrower to Borrower as security for an Underlying Loan and encumbering the related Mortgaged Property.

“Underlying Note” means a promissory note issued by the applicable Underlying Borrower in favor of Borrower evidencing such Underlying Borrower’s payment obligations to Borrower with respect to the applicable Underlying Loan and secured by the respective Mortgaged Property, as amended, restated, supplemented or otherwise modified in accordance with the Facility Loan Documents.

“U.S. Dollars” and “$” each shall mean the lawful currency of the United States of America.

“Work-Out Period” shall have the meaning assigned thereto in Section 5.1(c) hereof.

Section 1.2.     Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. If any action or payment hereunder shall be required to be taken or made on any day which is not a Business Day, such action or payment shall be taken or made on the next succeeding Business Day.

Article II

The Facility

Section 2.1.     The Facility Terms.

Section 2.1.1.          Facility Loans. (a) Uncommitted Facility. Upon the request of Borrower pursuant to clause (b) below, Administrative Agent, acting on behalf of the Lenders, may approve one or more Facility Loans to Borrower, with the aggregate amount of all Facility Loans outstanding at any one time not to exceed the Maximum Facility Amount. Administrative Agent shall decide in its sole and absolute discretion whether it will approve a Facility Loan based on its review of the applicable Underlying Loan and Borrower’s underwriting package with respect to the applicable Underlying Loan (including detail regarding the purposes, conditions and guidelines for Future Advances (defined below), if any) (each, a “Credit Memorandum”), all submitted by Borrower to Administrative Agent for review as provided for herein. The parties acknowledge that a Lender may, but will not be obligated to, treat each Facility Loan separately on its internal books and records. For the avoidance of doubt, no Facility Loan shall be a revolving credit and, therefore, any amount borrowed and repaid or prepaid in respect of any individual Facility Loan may not be reborrowed; provided Borrower may request new Facility Loan(s) following such repayment to the extent the aggregate amount of all Facility Loans outstanding at any one time does not exceed the Maximum Facility Amount.

(b)            Procedures for Requesting Facility Loan. So long as no Program Default has occurred and is continuing, Borrower may request that Administrative Agent consider approving the advancing of a Facility Loan with respect to an Underlying Loan that meets the Eligibility Requirements, by submitting the following to Administrative Agent:

(i)            Credit Memorandum. The Credit Memorandum with respect to the Underlying Loan, together with all items listed on any due diligence checklist provided by Administrative Agent to Borrower in connection with a proposed Facility Loan; provided that, for avoidance of doubt, items listed on any such due diligence checklist and also listed in this Section 2.1.1(b) are included herein to provide additional information regarding the scope of the required deliveries.

(ii)           Underlying Loan Documents. Copies of the Underlying Loan Documents executed by, as applicable, Underlying Borrower, Borrower and each other party thereto, which documents shall be in form and substance reasonably satisfactory to Administrative Agent; provided that it is understood that the initial Underlying Loan Documents delivered with the Credit Memorandum may not be the final Underlying Loan Documents, but (a) original executed Underlying Note and allonge thereof made in favor Administrative Agent shall be delivered to the Administrative Agent on or prior to the closing of the applicable Facility Loan, and (b) the remaining original executed Underlying Loan Documents shall be delivered to the Administrative Agent within five (5) Business Days following the closing of the applicable Facility Loan.

(iii)          Flood Hazard. Flood zone searches (or all information requested by Administrative Agent to permit it to run flood zone searches) to determine if the Mortgaged Property is located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area and, to the extent required by the Administrative Agent, evidence of flood hazard insurance reasonably acceptable to Administrative Agent.

(iv)          Title Insurance. A commitment to issue a Title Insurance Policy in the maximum amount of the Underlying Loan (or, with respect to Underlying Loans that have Future Advance requirements, in the amount of the Underlying Loan outstanding on the applicable closing date, with a pending disbursements endorsement increasing the insured amount on the date of each Future Advance in an amount equal to the Future Advance, up to the maximum amount of the Underlying Loan), with endorsements (to the extent available) reasonably acceptable to Administrative Agent, containing no exceptions to title that are material defects unacceptable to Administrative Agent, and insuring that the related Underlying Mortgage is a first-priority Lien on the respective Mortgaged Property, together with copies of all instruments representing exceptions to the state of title of the Mortgaged Property.

(v)           Insurance Certificates. Evidence of workmen’s compensation, if applicable, “all-risk casualty” (including terrorism and windstorm coverage, if applicable), liability and business interruption insurance coverage on the Mortgaged Property (along with flood and earthquake insurance if the Mortgaged Property is located in a flood hazard zone or in seismic zones 3 or 4, as applicable) in amounts, under terms (including insurance deductibles) and with insurers typical for properties of this type and reasonably approved by Administrative Agent and its insurance consultant, together with evidence of Borrower being named mortgagee or lenders’ loss payee or additional insured on such policies, as applicable.

(vi)          Survey. A current (i.e., not older than one year from the date of the related Facility Loan request) ALTA/ACSM land title survey or such other survey reasonably acceptable to Administrative Agent of the Mortgaged Property, certified to Borrower and its successors and assigns, prepared by a reputable third-party licensed surveyor acceptable to the applicable title insurer, with customary survey requirements for properties of this type.

(vii)         Appraisal. An Appraisal acceptable to Administrative Agent.

(viii)        Environmental Report. A current (i.e., not older than one year from the date of the related Facility Loan request) Phase I Environmental Report (and, if received by Borrower, a current Phase II Environmental Report) with respect to the Mortgaged Property.

(ix)          Legal Requirements and Zoning. Evidence that the use of the Mortgaged Property complies with all Legal Requirements in all material respects and that all applicable zoning ordinances and restrictive zoning covenants affecting the Mortgaged Property permit the use for which the Mortgaged Property is or is to be used, and have been or will be complied with in all material respects, provided a zoning report from a regionally known zoning consultant confirming compliance in all material respects with zoning requirements will be deemed acceptable evidence; it being acknowledged that the following violations shall not be deemed material: those which (i) are insured by the Title Insurance Policy or covered by law or ordinance insurance or (ii) would not have a material adverse effect on the value or operation of the Mortgage Property.

(x)           Property Condition and Structural Reports. A current (i.e., not older than one year from the date of the related Facility Loan request) property condition report and, if required by Administrative Agent, a structural report covering the Mortgaged Property issued by an architect, engineer or other reputable third-party consultant in form and substance reasonably acceptable to Administrative Agent.

(xi)          Tenant Improvements; Leasing Commissions. Receipt and completion of satisfactory review by Administrative Agent of all capital expenditures, tenant improvements and leasing commission budgets and schedules with respect to the Mortgaged Property, to the extent that the Mortgaged Property includes any commercial tenant space, it being understood that the Underlying Loan Documents may not provide Borrower a right to approve any of the foregoing or require the Underlying Borrower to comply with any of the foregoing.

(c)            Administrative Agent’s Decision Regarding Request for a Facility Loan. Administrative Agent shall provide Borrower and each Lender with written notice of its decision on whether or not to seek formal credit approval for the proposed Facility Loan within ten (10) Business Days from delivery of Borrower’s request in accordance with this Section 2.1.1 (or such shorter time as Administrative Agent shall agree to with Borrower), which notice shall state the anticipated Facility Loan Amount that Lenders may agree to advance with respect to such Facility Loan (including, if the Underlying Loan may be disbursed by its terms in multiple disbursements, the amount of additional disbursements after the initial disbursement that the Lenders will advance (each, a “Future Advance”)) and the anticipated interest rate spread and upfront fee applicable to such Facility Loan. Any affirmative notice from the Administrative Agent shall evidence only an intent to seek formal credit approval and shall not constitute a commitment by any Lender. No Lender shall be obligated to fund any Facility Loan until all conditions precedent to borrowings as set forth in Facility Loan Agreement with respect to such Facility Loan are satisfied. Promptly after Borrower’s receipt of a notice from Administrative Agent of its agreement to seek formal credit approval for a Facility Loan, Borrower shall notify Administrative Agent in writing if Borrower has determined to no longer pursue the Facility Loan from Lenders.

(d)            Future Advances Under Facility Loans. To the extent Future Advances are required pursuant to the Underlying Loan Documents with respect to a Facility Loan approved by Lender in accordance with Sections 2.1.1(a), (b) and (c), then so long as no Program Event of Default is continuing, each such Future Advance shall be made upon satisfaction of all conditions set forth in the applicable Facility Loan Agreement; provided that the aggregate amount of all advances (including Future Advances) made with respect to any Facility Loan shall not at any time exceed the applicable approved Facility Loan Amount with respect to such Facility Loan.

Section 2.1.2.          Facility Loan Documentation. In connection with each Facility Loan, Borrower and Lender shall enter into a Facility Loan Agreement based on the form of Exhibit B attached hereto, together with any modifications thereto as agreed to by the parties after Administrative Agent’s review of the Credit Memorandum and information submitted by Borrower therewith, including the forms of Underlying Loan Documents (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, each a “Facility Loan Agreement” and collectively, the “Facility Loan Agreements”) and the other Facility Loan Documents contemplated to be delivered in connection therewith. The Administrative Agent and the Lenders agree that each Collateral Assignment delivered to Administrative Agent in connection with a Facility Loan shall be executed in blank and Administrative Agent shall not record such Collateral Assignment until a Facility Loan Event of Default or Program Event of Default has occurred and is continuing.

Section 2.2.      Payments on Facility Loans.

Section 2.2.1.          Payments at Maturity. The Borrower shall pay to Lender on the Facility Loan Maturity Date applicable to each Facility Loan the outstanding principal balance of the applicable Facility Loan and all accrued and unpaid interest and all other amounts due hereunder and under any other Facility Loan Documents with respect to such Facility Loan.

Section 2.2.2.          Pre-Default Mandatory Prepayments. On each date on which Borrower receives a principal payment (whether mandatory or voluntary) from any Underlying Borrower, Underlying Guarantor or any other Person in connection with any Underlying Loan and no Facility Loan Event of Default, Program Default or Program Event of Default has occurred and is continuing, Borrower shall prepay the outstanding principal balance of the related Facility Loan in an amount equal to the Proportionate Amount of such payment and Borrower shall be entitled to retain and/or distribute any Excess Payment Amount.

Section 2.2.3.          Post-Default Mandatory Prepayments. On each date on which Borrower receives a payment (whether mandatory or voluntary) from any Underlying Borrower, Underlying Guarantor or any other Person in connection with any Underlying Loan after the occurrence and during the continuance of a Facility Loan Event of Default or Program Event of Default (but prior to acceleration under Section 5.2 hereof), then Borrower shall apply an amount equal to 100% of the amount of the payment to repay any debt service then due and payable on the related Facility Loan in full and, then, Borrower shall cause the Excess Payment Amount, if any, to be applied, first, to repay the outstanding accrued and unpaid interest on all Facility Loans that have Defaulted Underlying Loans on a pari passu basis until paid in full, second, to repay the outstanding principal on all Facility Loans that have Defaulted Underlying Loans on a pari passu basis until paid in full, third, to repay the outstanding principal and interest on all other outstanding Facility Loans in the order determined by Lender in its sole discretion and, finally, after the principal amount of all Facility Loans have been paid in full, to repay any outstanding fees, costs, expenses and other obligations due under this Agreement or any Facility Loan Agreement.

Section 2.2.4.          Payment of Underlying Loan in Full. Notwithstanding anything in this Section 2 to the contrary, to the extent any Underlying Loan is repaid or prepaid in full by the Underlying Borrower, Underlying Guarantor or otherwise, Borrower shall immediately, and without demand, repay the related Facility Loan in full.

Article III

Program Collateral

Section 3.1.             Security Interest.

Section 3.1.1.          Collateral. As security for the payment of the Secured Obligations, Borrower hereby grants to Administrative Agent, for the benefit of the Lenders, a security interest in, and assigns and pledges all of the Borrower’s right, title and interest in and to the following property whether now owned or existing or hereafter arising or acquired and whenever arising or located (the property described in clauses (a), (b) and (c) below (and the proceeds thereof) being hereinafter sometimes referred to herein as the “Underlying Loan Collateral”):

(a)            the note(s), instruments and/or documents listed on each Security Agreement Supplement delivered under each Facility Loan Agreement with respect to each Underlying Loan;

(b)            the Underlying Mortgage for each Underlying Loan and all other documents or instruments now or hereafter securing, guaranteeing, related to or executed and delivered in connection with any Underlying Loan and all renewals, extensions and modifications thereto and all replacements or substitutions therefor, in each case, that are the subject of a Facility Loan (the note(s), instruments and/or documents referenced in Section 3.1.1(a) and this Section 3.1.1(b) are collectively referred to herein as the “Underlying Loan Documents”);

(c)            any and all Liens, assignments and interests arising under the Underlying Loan Documents that are the subject of a Facility Loan or pertaining thereto, and any and all chattel paper, accounts, deposit accounts, documents, goods, instruments and general intangibles related to the foregoing, together with all proceeds, substitutions, products, accessions, attachments and insurance proceeds of any of the foregoing, and including any real and personal property acquired by Borrower or its assignee as a result of any foreclosure (or other transfer in lieu thereof) of the Liens created by any Underlying Mortgage and other security instruments securing any Underlying Loan that is the subject of a Facility Loan;

(d)            the Account Collateral (defined below); and

(e)            all Proceeds and products of the foregoing.

All capitalized terms used in this Section 3.1.1 but not otherwise defined in this Agreement shall have the meanings assigned thereto in the UCC. As used herein, “Account Collateral” means and shall at all times include all of Borrower’s right, title and interest in and to: (i) all Accounts (as defined in any and all of the Facility Loan Agreements), whether now existing or hereinafter acquired, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such accounts, including, without limitation, all deposits or wire transfers made to such accounts; (ii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iii) to the extent not covered by the foregoing clauses (i) or (ii), all Proceeds and products of any or all of the foregoing.

Section 3.1.2.          Collateral Description. The description of the Collateral contained in the foregoing Section 3.1.1 shall not be deemed to permit any action prohibited by this Agreement, any Facility Loan Agreement or by the terms incorporated in this Agreement. Furthermore, notwithstanding any contrary provision, Borrower agrees that, if, but for the application of this paragraph, granting a security interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. § 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer or similar law in effect from time to time (each a “fraudulent conveyance”), then the security interest remains enforceable to the maximum extent possible without causing such security interest to be a fraudulent conveyance, and this Agreement is automatically amended to carry out the intent of this paragraph. The failure of any of the foregoing or any description of Collateral or the description in any Security Agreement Supplement or Collateral Assignment (including the description of any of the Underlying Loan Documents) herein to be an accurate or complete description shall not impair the Administrative Agent’s and Lenders’ security interest in any such Collateral.

Section 3.2.          Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes referred to as the “Secured Obligations”):

(a)            all Program Debt and other obligations of Borrower to Administrative Agent and the Lenders evidenced and governed by any and all Facility Loan Documents delivered in connection therewith; and

(b)            all out of pocket costs and expenses, including, without limitation, all reasonable attorneys’ fees and legal expenses, incurred by Administrative Agent and Lenders to preserve and maintain the Collateral, collect the Secured Obligations herein described, and enforce this Agreement, the Collateral Documents or any of the other Facility Loan Documents; and

(c)            all extensions, renewals, replacements and modifications of any of the foregoing.

Section 3.3.     Authorization to File Financing Statements. Borrower hereby authorizes Administrative Agent, as agent on behalf of the Lenders, to file at any time UCC financing statements describing all or any portion of the Collateral as it deems necessary and, in such jurisdictions, and offices as Administrative Agent deems necessary in connection with the perfection of a security interest in the Collateral.

Section 3.4.     Negative Pledge. The Guarantor shall not create, permit or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance, or other lien (whether such interest is based on common law, statute, other law or contract) upon any equity interest it owns, whether directly or indirectly, in the Borrower.

Section 3.5.     Collateral in Trust. Borrower shall hold in trust for the Administrative Agent and the Lenders all Collateral at any time received by Borrower and promptly deliver the same to Administrative Agent or the Collection Account. Each instrument (including all Underlying Notes constituting Underlying Loan Collateral) shall be endorsed to the order of Administrative Agent or endorsed in blank (but the failure of same to be so endorsed shall not impair Administrative Agent’s and Lenders’ security interest thereon) and delivered to Administrative Agent.

Section 3.6.     Release of Liens. At the same time as any Facility Loan is paid in full in cash, Administrative Agent will release its Lien on the Underlying Loan Documents related to the repaid Facility Loan, re-endorse and return the Underlying Note to Borrower, re-assign the Underlying Mortgage to Borrower, and provide to Borrower written confirmation of the termination of the applicable Collateral Assignment, Security Agreement Supplement and all other documentation of such Underlying Loan at the sole cost and expense of Borrower.

Section 3.7.     Certain Representations Regarding Collateral. With respect to each Underlying Loan and Collateral pledged hereunder from time to time, Borrower represents and warrants to Administrative Agent and the Lenders as follows, as of the date each such Underlying Loan is added to this Agreement:

(a)            This Agreement, together with the Security Agreement Supplements and Collateral Assignments, shall at all times create a legal, valid and binding Lien in and to the Collateral in favor of Administrative Agent, for the benefit of the Lenders, subject to bankruptcy, insolvency and other limitations on creditors’ rights generally and to general principles of equity. For Collateral in which the security interest provided for herein may be perfected by the filing of financing statements, once those financing statements have been properly filed with the Secretary of State of Delaware or, to the extent required to perfect the security interest in Collateral in a specific county, the real property records of the county in which the Mortgaged Property pledged as Underlying Loan Collateral is located (as applicable), such security interest in the applicable portion of the Collateral will be fully perfected and will constitute a perfected first priority Lien in favor of Administrative Agent, for the benefit of the Lender, on such Collateral. None of the Underlying Loan Collateral pledged to Administrative Agent has been delivered, nor control with respect thereto given, to any other Person. Other than the financing statements with respect to this Agreement, there are no other financing statements covering any of the Collateral. The creation of the security interest provided for herein does not require the consent of any person or entity that has not been obtained.

(b)            There exist no other written agreements or understandings made by Borrower and, to Borrower’s knowledge, any Underlying Borrower, Underlying Guarantor or other third party relating to any Underlying Loan that would constitute a “Loan Document” (as defined in the Underlying Loan Documents) not otherwise specified in the applicable Underlying Loan Documents or the Facility Loan Documents (including the Security Agreement Supplement) and, solely with respect to the Underlying Loan being added to this Agreement as of any date this representation is remade, to Borrower’s knowledge, there exist no monetary or material non-monetary defaults (beyond all applicable notice and cure periods) under the terms of any Underlying Loan Documents nor any event that would at that time, or upon the lapse of time or giving of notice, or both, constitute a default thereunder.

(c)            No authorization, approval, or other action by, and no notice to or filing with (except for appropriate UCC-1 financing statements in connection with this Agreement, delivery of the Underlying Notes to Administrative Agent, and the recordation of Collateral Assignments) any Governmental Authority is required for the pledge by Borrower of the Collateral pursuant to this Agreement, any Security Agreement Supplement or Collateral Assignment.

(d)            Borrower owns all presently existing Underlying Loan Collateral and will acquire all hereafter-acquired Underlying Loan Collateral, free and clear of all Liens (including, without limitation, any sale or other title retention agreement) except for Permitted Encumbrances and as contemplated by this Agreement and the Facility Loan Agreement related thereto. Borrower shall not transfer or encumber any Underlying Loan Collateral except with the prior written consent of Administrative Agent, which shall be granted or withheld in its sole and absolute discretion.

(e)            Each Security Agreement Supplement related to each outstanding Facility Loan accurately lists all Underlying Loan Collateral relating to each outstanding Facility Loan (but the failure of such description to be accurate or complete shall not impair the security interest in such Underlying Loan Collateral).

(f)             Borrower has good right and lawful authority to pledge, grant a security interest in, and collaterally assign, transfer, deliver, deposit, set over and confirm the Collateral, and Borrower will, at Borrower’s cost and expense, defend any action which may adversely affect Administrative Agent’s security interest in, or Borrower’s title to, the Collateral.

Section 3.8.    Custody and Release of Underlying Loan Documents.

(a)            Administrative Agent shall segregate and maintain exclusive and continuous custody of all Underlying Loan Documents delivered to it by Borrower and in its possession in secure and fire resistant facilities in accordance with customary standards for such custody and with a similar degree of care and attention as it employs with respect to similar collateral that it services or holds for itself or others. All Underlying Loan Documents which come into the possession of Administrative Agent (other than documents delivered electronically) shall be (i) following Borrower’s written request therefor, confirmed by Administrative Agent in writing to Borrower and (ii) maintained at an office or location of Administrative Agent or at such other offices as shall be specified to Borrower in a written notice at least thirty (30) days prior to such change. All Underlying Loan Documents shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by Administrative Agent. Administrative Agent shall promptly report to the Borrower and the Lenders any material failure on its part to hold the Underlying Loan Documents and maintain its accounts, records and computer systems as herein provided if, upon knowledge of such failure, Administrative Agent has not promptly remedied the failure.

(b)            In connection with any release of Collateral described in Section 3.6 hereof, Administrative Agent will, at the sole expense of Borrower, execute and deliver to Borrower any assignments, non-recourse endorsements, termination statements and any other releases and instruments as Borrower may reasonably request in order to effect the release of such Collateral. In order to coordinate and facilitate the release of the Underlying Loan Documents with respect to a Facility Loan with the release of the related collateral by Borrower in connection with a repayment or refinancing of the related Underlying Loan, at Borrower’s sole cost and expense, Administrative Agent hereby agrees to deliver the original Underlying Loan Documents (or such portion thereof as Borrower requests) and executed release documentation to a third party (which may be a title company or attorney acceptable to the Administrative Agent) to hold in escrow on terms reasonably acceptable to the Administrative Agent pending Administrative Agent’s written confirmation of release from escrow.

(c)            To the extent not previously delivered in accordance with clause (b) above, Borrower may require that Administrative Agent return, at the sole expense of Borrower, all Underlying Loan Documents relating to any Facility Loan as to which the Lien on the related Underlying Loan has been released pursuant to Section 3.6 by submitting to Administrative Agent a written request specifying the Collateral to be so returned and specifying where such Underlying Loan Documents are required to be sent.  Administrative Agent shall upon its receipt of each such request for return executed by Borrower shall promptly mail (by the courier designated by Borrower) such Underlying Loan Documents so requested to (or at the direction of) Borrower.

Article IV

Participations and Assignments

Section 4.1.     Participants. (a) Each Lender shall have the right at its own cost to grant participations to Eligible Assignees (each, a “Participant”) that are not natural persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement or under any Facility Loan Document or Collateral Documents and, provided, further that no such Participant shall have any rights under this Agreement, any Facility Loan Document or Collateral Documents except as provided in this Section, and the Administrative Agent and Borrower shall have no obligation or responsibility to such Participant. Any agreement pursuant to which such participation is granted shall provide that the Lender granting such participation shall retain the sole right and responsibility to enforce the obligations of Borrower under this Agreement, the Facility Loan Documents and Collateral Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, Facility Loan Documents and Collateral Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement, the Facility Loan Documents or Collateral Documents that would reduce the amount of or postpone any fixed date for payment of any Program Debt in which such participant has an interest. Any Participant to which such a participation has been granted in accordance with the terms hereof shall have the benefits comparable to the funding indemnity and increased costs provisions set forth in Sections 2.3.6, 2.3.7, and 2.3.8 of the Facility Loan Agreement form attached hereto as Exhibit B) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 4.2 hereof; provided that such Participant shall not be entitled to receive any greater payment under the indemnification of each Facility Loan Document (which indemnification provisions are comparable to Sections 2.3.6, 2.3.7, and 2.3.8 of the Facility Loan Agreement form attached hereto as Exhibit B), with respect to any participation, than its participating Lender would have been entitled to receive.

(b)            Each Lender that sells a participation in accordance with the terms hereof shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Facility Loans or other obligations under any Facility Loan Document (the “Participant Register”). The Participant Register shall be available for inspection by Borrower. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and each Facility Loan Document notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 4.2.     Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Facility Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)       Minimum Amounts. (A) In the case of an assignment of the entire portion of the outstanding Facility Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the principal outstanding balance of the portion of all Facility Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Assumption, as of the Effective Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Program Event of Default or Facility Loan Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed);

(ii)      Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and with respect to all Facility Loans.

(iii)     Required Consents. No consent shall be required for any assignment except to the extent required by clause (d) of the definition of Eligible Assignee and, in addition:

(a)            For assignments in respect of the Facility Loans, the applicable Lender or Administrative Agent shall provide prior written notice thereof (a “Notice of Assignment”) to Borrower and, absent a Program Event of Default or any Facility Loan Event of Default, Borrower shall have the opportunity to consent to assignments in respect of all (or such Lender’s proportionate part of all) Facility Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund (such consent not to be unreasonably withheld or delayed); provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received the applicable Notice of Assignment;

(b)            The consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Facility Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)      No Assignment to Borrower or Affiliates. No such assignment shall be made to Borrower or the Guarantor or any of their Affiliates or Subsidiaries, or to any Underlying Borrower or Underlying Guarantor or any of their Affiliates or Subsidiaries.

(vi)     No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 4.2(b), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and each Facility Loan Document as a Lender and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and each Facility Loan Document, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement, the Facility Loan Documents and Collateral Documents as a Lender thereunder (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement and all Facility Loans, such Lender shall cease to be a party hereto and to the Facility Loan Documents) but shall continue to be entitled to the benefits of indemnification provisions of each Facility Loan Document (which indemnification provisions are comparable to Sections 8.13 and 8.28 of the Facility Loan Agreement form attached hereto as Exhibit B) with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 4.1.

Notwithstanding anything to the contrary contained herein, Borrower’s obligations under this Agreement, the Facility Loan Documents and the other Collateral Documents shall not be increased and its rights hereunder shall not be impaired without Borrower’s written consent in connection with any assignment by a Lender. Notwithstanding anything to the contrary contained herein, so long as no Program Event of Default or Facility Loan Event of Default has occurred and is continuing, in connection with any assignment by a Lender, Administrative Agent shall (i) continue to act as exclusive agent for all Lenders in any dealings with Borrower with regard to this Agreement and the Facility Loans and (ii) Administrative Agent shall continue to control decision-making with respect to the Facility Loans (except to the extent provided otherwise in the Facility Loan Documents) and determining whether the Eligibility Requirements have been satisfied.

(b)            Register. The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amounts of the Facility Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)            Administrative Agent shall cause each assignee, participant or other transferee of a Lender to provide to Borrower a property completed and duly executed United States Internal Revenue Service form W- 9, W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY and/or, as appropriate, other applicable forms as described by the United States Internal Revenue Service or other certifications reasonably requested by Borrower for purposes of compliance with applicable withholding provisions pursuant to the Internal Revenue Code and underlying Treasury Regulations. Each Lender and each assignee, participant or transferee hereby agrees to notify Borrower of any change in circumstance that causes a certificate or document provided by it to Borrower to no longer be true and to provide updated forms upon the obsolescence of any previously delivered form or promptly notify Borrower in writing of its legal inability to do so. Borrower shall have no obligation to pay any additional amounts hereunder that may result from the tax status of any assignee, participant or transferee differing from the tax status of Lender.

(d)            Pledge of Security Interest. Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the Facility Loan Documents to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement and the other Facility Loan Documents.

Section 4.3.     Disclosure. Subject to the confidentiality provisions described in Section 4.4 below, Lender may, in connection with any permitted assignment or participation or proposed permitted assignment or participation pursuant to Section 4.1 or Section 4.2, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Facility Loans and, subject to any confidentiality provisions in the applicable Underlying Loan Documents, Underlying Loans that has been furnished to Lender by or on behalf of Borrower or any of its Affiliates.

Section 4.4.     Cooperation. In connection with any such sale, assignment, transfer or participation of the Facility Loans or any portion thereof pursuant to Section 4.1 or Section 4.2, Borrower shall, at Borrower’s reasonable expense, use all reasonable efforts and cooperate, and cause Guarantor to cooperate, fully and in good faith with Administrative Agent and any Lender and otherwise assist Administrative Agent and any Lender in consummating any such syndication, including, without limitation, (i) assisting Administrative Agent upon its reasonable request in the preparation of an offering memorandum to be used in connection with the syndication, (ii) providing and causing its advisors to provide Administrative Agent and any Lender upon request all information reasonably deemed necessary by Administrative Agent or such Lender to complete the syndication, subject to the confidentiality provisions described below and (iii) otherwise assist and reasonably cooperate with the Administrative Agent in its syndication efforts, including making officers of Borrower, its members and Guarantor available from time to time for telephone conferences with prospective Lenders. Subject to the terms of the Underlying Loan Documents, Borrower acknowledges and agrees that Administrative Agent and any Lender may share with potential Lenders any information relating to the Facility Loans, Borrower and Guarantor so long as any potential Lender provided such information has signed a confidentiality agreement with terms consistent with the requirements set forth herein. In addition, other than information such as “Gold Sheets” (with such information to consist solely of deal terms and other information customarily found in such publications), neither Administrative Agent nor any Lender may disclose any information relating to the Facility Loans to bank trade publications, including the publication of tombstones or other advertising materials, without the Borrower’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

Section 4.5.     Administrative Agent. For so long as no Program Event of Default or Facility Loan Event of Default exists, Administrative Agent shall remain the administrative agent throughout the term of this Agreement and any withdrawal or replacement of Administrative Agent shall require the approval of Borrower (not to be unreasonably withheld, conditioned or delayed). The undersigned acknowledge and agree that so long as no Event of Default has occurred and is continuing, there shall not be more than one (1) administrative agent hereunder without written consent of the Borrower.

Article V

Defaults

Section 5.1.     Events of Default. Each of the following events shall constitute an event of default hereunder (each, a “Program Event of Default”):

(a)      Facility Loan Payment Default. (i) A default in the payment when due of all or any part of the principal of any Facility Loan (whether at the stated maturity thereof, by acceleration or at any other time provided for in this Agreement), (ii) a default for a period of three (3) Business Days in the payment when due of any regularly scheduled interest due on a Monthly Payment Date (as defined in the Facility Loan Agreements) in respect of any Facility Loan, or (iii) a default in any other payment under any Facility Loan Documents when due that continues for five (5) Business Days from Borrower’s written notice from Administrative Agent such payment is delinquent or, if no date is stated, ten (10) Business Days after demand (or such shorter period as may be expressly provided for herein or therein).

(b)     Underlying Loan Cross Defaults. A failure by an Underlying Borrower to pay any interest or principal when due (after giving effect to any grace period applicable thereto in the applicable Underlying Loan Agreement) (upon any such failure, such Underlying Loan shall be a “Defaulted Underlying Loan”) and such default continues (and is not waived or otherwise cured by a change, amendment or modification to the related Underlying Loan Documents in accordance with the terms of the related Facility Loan Agreement) through the date that is ninety (90) days after the occurrence thereof (the “Work-Out Period”); provided that, to the extent such default is not waived or otherwise cured during such Work-Out Period, so long as no Program Event of Default is then continuing, such Work-Out Period shall be extended for an additional thirty (30) days (for a maximum Work-Out Period of one hundred twenty days (120) days) if the LTV Ratio of such Defaulted Underlying Loan is no more than 64% based on a recent Appraisal reasonably acceptable to the Administrative Agent, provided, further, that during the period a default is continuing under any one Underlying Loan, the foregoing maximum 120-day Work-Out Period shall be available for each subsequent Defaulted Underlying Loan only if the LTV Ratio of all Underlying Loans in the aggregate is no more than 64% based on recent Appraisals reasonably acceptable to the Administrative Agent; provided, further, that the Borrower may re-margin any Defaulted Underlying Loan in order to satisfy the foregoing LTV Ratio requirements. For avoidance of doubt, failure of Borrower to repay or effect a cure or waiver of the Underlying Loan default related to a Defaulted Underlying Loan within the applicable Work-Out Period (including any available extension) provided for herein shall constitute a Program Event of Default. Notwithstanding anything to the contrary contained herein, no Program Event of Default shall be deemed to have occurred with respect to a Defaulted Underlying Loan that continues to be a Defaulted Underlying Loan beyond the Work-Out Period so long as Borrower is diligently pursuing a foreclosure of the Underlying Loan Documents that has been approved by Administrative Agent in accordance with Section 5.1(g).

(c)      Collateral. The Collateral, or any part thereof and any interest therein, is sold, pledged, assigned, encumbered, transferred or otherwise conveyed or any Lien or encumbrance is hereafter created or arises covering all or any portion of the Collateral, other than Permitted Encumbrances or as otherwise permitted hereunder or under the Facility Loan Documents.

(d)      Invalidity of Loan Documents. Any Collateral Document shall for any reason, other than a partial or full release in accordance with the terms hereof or thereof, cease to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or Borrower or the Guarantor denies that it has any further liability under this Agreement or any Collateral Document to which it is party, or gives notice to such effect, provided that with respect to the Servicing Agreement, it shall not be a Program Event of Default if such agreement is replaced by a replacement servicing agreement and a servicer acknowledgement and instruction letter in form reasonably satisfactory to Administrative Agent.

(e)      Guarantor Covenants. Guarantor ceases to be in compliance with the Guarantor Financial Covenants.

(f)       Default Under Collateral Documents. Other than set forth in this Section 5.1, there shall be a default by Borrower or the Guarantor under any term, covenant or provision of any Collateral Document beyond any applicable cure periods contained in such Collateral Document.

(g)      Foreclosure. The institution of foreclosure proceedings under any Underlying Loan Documents by Borrower, without the prior written consent of the Administrative Agent, for the enforcement of Borrower’s remedies thereunder following a default under such Underlying Loan Documents.

(h)       Judgments and Attachments. (i) Any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Borrower or the Guarantor, or against any of their respective Property, in an aggregate amount for the Borrower in excess of $2,000,000 or for the Guarantor in excess of $25,000,000 (except to the extent fully covered (other than any applicable deductibles) by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed or otherwise is not being appropriately contested in good faith by proper proceedings diligently pursued for a period of forty-five (45) days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of Borrower or the Guarantor to enforce any such judgment, or (ii) Borrower or the Guarantor shall fail within forty-five (45) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued.

(i)       Indebtedness. The maturity of any Indebtedness issued, assumed or guaranteed by the Borrower or Guarantor in an aggregate amount for the Borrower in excess of $500,000 or for the Guarantor in excess of $25,000,000, or under any indenture, agreement or other instrument under which the same may be issued, is accelerated, or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise and after giving effect to any grace and cure period applicable thereto in the underlying instrument).

(j)       Dissolution. The liquidation, dissolution or termination of existence of Borrower or Guarantor.

(k)      Change of Control. A Change of Control shall occur.

(l)       Involuntary Bankruptcy Filing; Insolvency. The Borrower or the Guarantor shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith within the time period set forth therein any appointment or proceeding described in Section 5.1(m).

(m)     Receiver, Etc. A custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or the Guarantor, or any substantial part of any of its Property, or a proceeding described in Section 5.1(l)(v) shall be instituted against Borrower or the Guarantor, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

Section 5.2.     Remedies.

Section 5.2.1.          When any Program Event of Default (other than those described in clauses (l) or (m) of Section 5.1) has occurred and is continuing, Administrative Agent may, by written notice to Borrower: (a) terminate all obligations of Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Facility Loans to be forthwith due and payable and thereupon all outstanding Facility Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under this Agreement, the Facility Loan Agreements and the other Facility Loan Documents without further demand, presentment, protest or notice of any kind; (c) subject to the terms of Section III hereof, use, set-off and apply against the Secured Obligations, to the extent thereof and as permitted by applicable law, all deposits, funds, letters of credit or other assets in which Lender has been granted a security interest pursuant to this Agreement, the Collateral Documents or any Facility Loan Document; or (d) any other rights and remedies afforded by this Agreement, any Facility Loan Agreement, any Facility Loan Documents or any Collateral Document, or at law or in equity.

Section 5.2.2.          When any Program Event of Default described in clauses (l) or (m) of Section 5.1 has occurred and is continuing, then the Secured Obligations hereunder (including all Facility Loans) shall immediately become due and payable together with all other amounts payable under the Facility Loan Agreements and other Facility Loan Documents without presentment, demand, protest or notice of any kind, and the obligation of Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, Lender may exercise all rights and remedies available to it under this Agreement or the Facility Loan Documents or applicable law or equity when any such Program Event of Default under clauses (l) or (m) of Section 5.1 has occurred and is continuing.

Section 5.2.3.          Upon the occurrence and during the continuance of a Program Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or the Facility Loan Documents executed and delivered by, or applicable to, Borrower or available to Administrative Agent and Lenders at law or in equity may be exercised by Administrative Agent on behalf of the Lenders at any time and from time to time, whether or not all or any of the Secured Obligations shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Facility Loan Agreements. Without limiting the generality of the foregoing, if a Program Event of Default is continuing (i) Administrative Agent and Lenders are not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Administrative Agent and Lenders shall remain in full force and effect until Administrative Agent and Lenders have exhausted all of its remedies against the Collateral and/or otherwise realized upon in satisfaction in full of the Secured Obligations or the Secured Obligations have been paid in full in cash.

Section 5.2.4.          In addition to all other rights and remedies granted to Administrative Agent and Lenders in this Agreement or the Facility Loan Documents, Lender shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, after the occurrence and during the continuance of a Program Event of Default, Administrative Agent may without demand or notice (other than the ten (10) day notice provided for below) to Borrower, collect, receive, or take possession of the Collateral or any part thereof as provided in the UCC. Upon the request of Administrative Agent, to the extent not already in Administrative Agent’s possession, Borrower shall assemble the Collateral and make it available to Administrative Agent at any place designated by Administrative Agent that is reasonably convenient to Borrower and Administrative Agent. Borrower agrees that Administrative Agent shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale under the UCC or of the time after which any private sale under the UCC may take place and that such notice shall constitute reasonable notice of such matters. Borrower shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys’ fees, legal expenses, and all other expenses incurred by Administrative Agent in connection with the collection of the Secured Obligations and the enforcement of Administrative Agent’s rights under this Agreement, the Facility Loan Agreements, the Facility Loan Documents and the Collateral Documents. Any Lender or anyone else may bid and be the purchaser of any or all of the Collateral so sold and shall hold the same thereafter in its own right, free from any claim of Borrower or any other Person. Any sale hereunder may be conducted by an officer of Administrative Agent or any other party so authorized by Administrative Agent. Borrower and Administrative Agent agree that, pending sale of the Collateral following acceleration of the Facility Loans, Borrower shall hold any proceeds of the Collateral which it receives in trust for the sole benefit of Administrative Agent, for the benefit of the Lenders, pursuant to the provisions hereof and shall immediately pay all proceeds to Administrative Agent for application or disbursement in accordance with the terms of this Agreement.

Section 5.3      Post-Default Waterfall. Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Secured Obligations and all proceeds of the Collateral received, in each instance, by Administrative Agent after acceleration or the final maturity of the Secured Obligations as a result of a Program Event of Default shall be remitted to Administrative Agent and distributed as follows:

(a)      first, to the payment of any outstanding costs and expenses incurred by Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under this Agreement, the Facility Loan Agreements, the Facility Loan Documents and Collateral Documents, and in any event including all costs and expenses of a character which Borrower is required to pay Administrative Agent under Section 8.13 of each Facility Loan Agreement;

(b)       second, pari passu, to the payment of any outstanding interest and fees due under this Agreement, the Facility Loan Agreements, Facility Loan Documents or the Collateral Documents;

(c)       third, pari passu, to the payment or prepayment of principal on the Facility Loans;

(d)       fourth, to the payment of all other unpaid Secured Obligations and all other indebtedness, obligations, and liabilities of Borrower secured by this Agreement, the Facility Loan Agreement, Facility Loan Documents and Collateral Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(e)       fifth, to Borrower or whoever else may be lawfully entitled thereto.

Section 5.4.      Remedies Cumulative. The rights, powers and remedies of Administrative Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent may have against Borrower pursuant to this Agreement, the Facility Loan Agreements, the Facility Loan Documents or the Collateral Documents, or existing at law or in equity or otherwise. Administrative Agent’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Administrative Agent may determine in Administrative Agent’s sole discretion to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by law or as set forth herein or in any other Facility Loan Agreement, Facility Loan Document or Collateral Document. No delay or omission to exercise any remedy, right or power accruing upon a Program Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Program Default or Program Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Program Default or Program Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Article VI

Miscellaneous

Section 6.1.      Successors and Assigns. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and permitted assigns of Administrative Agent and Lenders. Borrower may not assign or otherwise transfer any of its rights or obligations under the Agreement, any Facility Loan Agreement, any Facility Loan Document or any Collateral Document, and any such assignment shall be void. For the avoidance of doubt, the foregoing shall not be deemed to prohibit indirect transfers of interests in Borrower or Guarantor that do not result in a Change of Control.

Section 6.2.      Administrative Agent’s Discretion. Whenever pursuant to this Agreement Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Administrative Agent and shall be final and conclusive, except as may be specifically provided in this Agreement.

Section 6.3.     Governing Law. This Agreement shall be governed by, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to conflicts of law principles, and Borrower, Administrative Agent and each Lender agree that the proper venue for any matters in connection herewith shall be in the state or federal courts located in New York, New York, and Borrower, Administrative Agent and each Lender hereby submit themselves to the jurisdiction of such courts for the purpose of adjudicating any matters related to the Facility Loans, provided, however, that to the extent the mandatory provisions of the laws of another jurisdiction relating to (i) the perfection or the effect of perfection or non-perfection of the security interests in any of the Mortgaged Properties, (ii) the Lien, encumbrance or other interest in the Mortgaged Properties granted or conveyed by the Collateral Documents or the Underlying Mortgages, or (iii) the availability of and procedures relating to any remedy hereunder or related to the Collateral or the Underlying Mortgages are required to be governed by such other jurisdiction’s laws, such other laws shall be deemed to govern and control.

Section 6.4.      Amendments. Any provision of this Agreement may only be amended in a writing signed by (a) Borrower and (b) all Lenders, or the Administrative Agent with the consent of, or at the direction of, all Lenders.

Section 6.5.      Delay Not a Waiver. Neither any failure nor any delay on the part of Administrative Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any Facility Loan Agreement, any Facility Loan Document or any Collateral Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other any Facility Loan Agreement, any Facility Loan Document or any Collateral Document, Administrative Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Facility Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Administrative Agent shall have the right to waive or reduce any time periods that Administrative Agent is entitled to under this Agreement, any Facility Loan Agreement, any Facility Loan Document or any Collateral Document in its sole and absolute discretion. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 6.6.      Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing and sent by hand delivery, registered or certified mail, postage prepaid, return receipt requested, or by Federal Express or other nationally recognized overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.6. Any Notice shall be deemed to have been received: (a) if hand delivered, when delivered, (b) three (3) days after the date such Notice is mailed, or (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Administrative Agent:	BMO Harris Bank N.A.
115 South LaSalle Street, 19th Floor
Chicago, Illinois 60603
Attention: Seven Hills Portfolio Management

with copies to:

BMO Harris Bank N.A.
115 South LaSalle Street, 19th Floor
Chicago, Illinois 60603
Attention: Scott Morris

If to Borrower:	Seven Hills BH Lender LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: G. Douglas Lanois

with copies to:

Seven Hills BH Lender LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: Jennifer B. Clark, Esq.

and

Goulston & Storrs
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: James H. Lerner, Esq.

Section 6.7.     Trial by Jury. Borrower, Administrative Agent and each Lender each hereby waives, to the fullest extent permitted by law, its respective right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of the Facility Loan Documents and the business relationship that is being established. This waiver is knowingly, intentionally and voluntarily made by Borrower, Administrative Agent and by each Lender, and Borrower acknowledges on behalf of itself and its partners, members, and shareholders, as the case may be, that neither Administrative Agent nor any Lender nor any person acting on behalf of Administrative Agent or any Lender has made any representations of fact to induce this waiver of trial by jury or has taken any actions which in any way modify or nullify its effect. Borrower, Administrative Agent and each Lender acknowledge that this waiver is a material inducement to enter into a business relationship, that Borrower, Administrative Agent and each lender have already relied on this waiver in entering into this Agreement and any of the other Facility Loan Agreements, Facility Loan Documents or Collateral Documents and that each of them will continue to rely on this waiver in their related future dealings. Borrower, Administrative Agent and each Lender further acknowledge that they have been represented (or have had the opportunity to be represented) in the signing of the Facility Loan Documents and in the making of this waiver by independent legal counsel selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

Section 6.8.      Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 6.9.      Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and to that end, the provisions of this Agreement are declared to be severable.

Section 6.10.    Preferences. To the extent Borrower makes a payment or payments to Lenders, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lenders.

Section 6.11.     Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Administrative Agent or Lenders except with respect to matters for which this Agreement or any of the other Facility Loan Agreements, Facility Loan Documents or Collateral Documents specifically and expressly provide for the giving of notice by Administrative Agent or Lenders to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable laws, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Administrative Agent or Lenders with respect to any matter for which this Agreement or any of the other Facility Loan Agreements, Facility Loan Documents or Collateral Documents do not specifically and expressly provide for the giving of notice by Administrative Agent or Lenders to Borrower.

Section 6.12.     Remedies of Borrower. In the event that a claim or adjudication is made that Administrative Agent or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Facility Loan Documents, Administrative Agent or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Administrative Agent nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Administrative Agent has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 6.13.     Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 6.14.     Offsets, Counterclaims and Defenses. Any assignee of any Lender’s interest in and to this Agreement and the other Facility Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 6.15.     No Joint Venture or Partnership; No Third-Party Beneficiaries; Waiver of Consequential Damages.

Section 6.15.1.   Borrower, Administrative Agent and Lenders intend that the relationships created hereunder and under the other Facility Loan Documents be solely that of borrower and lender and debtor and secured party. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, joint tenancy or fiduciary relationship between Borrower, Administrative Agent and any Lender or to grant Administrative Agent or any Lender any interest in any Collateral other than that of beneficiary or lender.

Section 6.15.2. This Agreement and the other Facility Loan Documents are solely for the benefit of the parties hereto and their permitted successors and assigns and nothing contained in this Agreement or the other Facility Loan Documents shall be deemed to confer upon anyone other than such Persons any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.

Section 6.15.3. To the fullest extent permitted by applicable law, Administrative Agent, Lenders and Borrower agree not to assert, and hereby waive, in any legal action or other proceeding or otherwise, any claim against the other parties hereto, on any theory of liability, for special, indirect, consequential, special, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Collateral Document, any Facility Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Facility Loan or the use of the proceeds thereof.

Section 6.16.     Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners or members and others with interests in Borrower, and of the Underlying Borrowers, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent under the Facility Loan Documents to a sale of any Mortgaged Property for the collection of the Program Debt without any prior or different resort for collection or of the right of Administrative Agent to the payment of the Program Debt out of the net proceeds of any Mortgaged Property in preference to every other claimant whatsoever.

Section 6.17.     Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent or its agents or otherwise to offset any obligations to make the payments required by the Facility Loan Documents. No failure by Administrative Agent or any Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Facility Loan Documents.

Section 6.18.     Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Facility Loan Agreements, Facility Loan Documents or Collateral Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Facility Loan Documents and that such Facility Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Facility Loans, Borrower shall rely solely on its own judgment and advisors in entering into the Facility Loans without relying in any manner on any statements, representations or recommendations of Administrative Agent, any Lender or any parent, subsidiary or Affiliate of Administrative Agent or any Lender. Administrative Agent shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of this Agreement and any of the other Facility Loan Agreements, Facility Loan Documents or Collateral Documents or any other agreements or instruments which govern the Facility Loans by virtue of the ownership by it or any Lender or any parent, subsidiary or Affiliate of Administrative Agent or any Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Administrative Agent’s exercise of any such rights or remedies. Borrower acknowledges that Administrative Agent and Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 6.19.     Prior Agreements. This Agreement, the Facility Loan Agreements, the Facility Loan Documents and any Collateral Document contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement, the Facility Loan Agreements, the Facility Loan Documents and any Collateral Document.

Section 6.20.     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 6.21.     Confidentiality. Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and to Related Parties, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential; (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties, including any self-regulatory authority, such as the National Association of Insurance Commissioners, it being understood that such Person shall use commercially reasonable efforts to obtain confidential treatment over such information to the extent confidential treatment is available; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant (as defined in the Program Security Agreement) in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (g) with the consent of Borrowers; or (h) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to Administrative Agent, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Borrowers. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

For purposes of this Section, “Confidential Information” shall mean all information received from a Borrower or a Guarantor relating to (i) a Borrower or a Guarantor or any of their respective businesses, including the terms of the extension of credit pursuant to the Underlying Loan Documents, (ii) an Underlying Borrower and Underlying Guarantor, and (iii) the Mortgaged Property, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by a Borrower or a Guarantor.

Each of Administrative Agent and the Lenders acknowledges that it has developed compliance procedures regarding the use of Confidential Information and it will handle such Confidential Information in accordance with applicable Law, including United States federal and state securities Laws.

Section 6.22.     Collateral Assignment Recorded in Florida. With respect to any Underlying Mortgage encumbering a Mortgaged Property located in the State of Florida, this Agreement shall constitute a “wholesale warehouse mortgage agreement” under Section 201.21 of the Florida Statutes and any Collateral Assignment that is recorded with respect to such Florida Underlying Mortgage shall describe this Agreement as such.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Facility Loan Program Agreement and Security Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

Administrative Agent:

BMO Harris Bank N.A., a national banking association

By:	/s/ Scott W. Morris
	Name:	Scott W. Morris
	Title:	Director

Lender :

BMO Harris Bank N.A., a national banking association

By:	/s/ Scott W. Morris
	Name:	Scott W. Morris
	Title:	Director

[Signature Page to Facility Loan Program Agreement and Security Agreement – Seven Hills BH Lender LLC]

Borrower:

Seven Hills BH Lender LLC

By:	/s/ G. Douglas Lanois
	Name:	G. Douglas Lanois
	Title:	Chief Financial Officer

[Signature Page to Facility Loan Program Agreement and Security Agreement – Seven Hills BH Lender LLC]

Solely with respect to Sections 3.4 and 6.22 hereof.

Guarantor:

Seven Hills Realty Trust

By:	/s/ G. Douglas Lanois
	Name:	G. Douglas Lanois
	Title:	Chief Financial Officer

[Signature Page to Facility Loan Program Agreement and Security Agreement – Seven Hills BH Lender LLC]

Exhibit A

Form of Assignment and Assumption

Dated _____________, _____

Reference is made to the Facility Loan Program Agreement and Security Agreement dated as of November 9, 2021 (as extended, renewed, amended or restated from time to time, the “Loan Agreement”) among Seven Hills BH Lender LLC, as Borrower, and BMO Harris Bank N.A., as administrative agent (“Administrative Agent”) and Lender (the “Lender”). Terms defined in the Loan Agreement are used herein with the same meaning.

______________________________________________________ (the “Assignor”) and _________________________ (the “Assignee”) agree as follows:

1.            The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Annex I hereto of the Assignor’s rights and obligations under the Loan Agreement and each Facility Loan Agreement as of the Effective Date (as defined below), including, without limitation, the portion of the Facility Loans, if any, owing to the Assignor on the Effective Date.

2.            The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of their respective obligations under the Loan Agreement and each Facility Loan Agreement or any other instrument or document furnished pursuant thereto.

3.            The Assignee (i) confirms that it has received a copy of the Loan Agreement, and each Facility Loan Agreement, together with copies of the most recent financial statements delivered to Lender and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon Lender, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes Lender to take such action as Lender on its behalf and to exercise such powers under the Loan Agreement and the other Facility Loan Documents and Collateral Documents as are delegated to Lender by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as Lender; and (v) specifies as its lending office (and address for notices) the offices set forth on its administrative questionnaire.

4.            As consideration for the assignment and sale contemplated in Annex I hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

5.            The effective date for this Assignment and Assumption shall be ___________ (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to Lender for acceptance and recording in the Register by Lender.

6.            Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and each Facility Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Agreement and each Facility Loan Agreement.

7.            Upon such acceptance and recording, from and after the Effective Date, Lender shall make all payments under the Loan Agreement and each Facility Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and each Facility Loan Agreement for periods prior to the Effective Date directly between themselves.

8.            This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[Remainder of page intentionally left blank. Signature pages follow.]

[Assignor Lender]

By:

Name

Title

[Assignee Lender]

By:

Name

Title

Accepted and consented this

____ day of _____________

Seven Hills BH Lender LLC

By:

Name:

Title:

[Assignment and Assumption]

Accepted and consented to by the Administrative

Agent this ___ day of _____________

BMO Harris Bank N.A., as Administrative Agent

By:

Name

Title

[Assignment and Assumption]

Annex I

to Assignment and Assumption

The assignee hereby purchases and assumes from the assignor the following interest in and to all of the Assignor’s rights and obligations under the Loan Agreement as of the effective date.

Aggregate Loans for All Lenders	Amount of Facility Loans Assigned	Percentage Assigned of Facility Loan
$_____________	$_____________	_____%

Exhibit B

Form of Facility Loan Agreement

[See Attached]

Exhibit B

Facility Loan Program Agreement

and Security Agreement

Form of Loan Agreement

Loan Agreement

Dated as of

[___________ __, 20__]

among

Seven Hills BH Lender LLC,
as Borrower

and

BMO Harris Bank N.A.,
as Administrative Agent

and

the Lenders from time to time parties hereto

-i-

-ii-

Exhibits and Schedules

Exhibit A	—	Supplement to Program Security Agreement
Exhibit B	—	Form of Note
[Exhibit C	—	Form of Request for Holdback Advance][1]

Schedule 1.1	—	Schedule of Lenders/Commitments
Schedule 2.1	—	Closing Conditions [; Conditions for Holdback Advances][2]
Schedule 3.1.1	—	Organizational Chart
Schedule 4.1.16	—	Special Purpose Entity Definition

1 [DRAFTING NOTE: INCLUDE EXHIBIT IF UNDERLYING LOAN PROVIDES FOR FUTURE FUNDING OF HOLDBACK.]

2 [DRAFTING NOTE: INCLUDE IF UNDERLYING LOAN PROVIDES FOR FUTURE FUNDING OF HOLDBACK.]

-iii-

Loan Agreement
([Insert Name of Underlying Borrower])

This Loan Agreement, dated as of [___________, 20__] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among BMO Harris Bank N.A., a national banking association, having an address at 115 South LaSalle Street, Chicago, Illinois  60603, as Administrative Agent as provided herein, the several financial institutions from time to time party to this Agreement, as Lenders, and Seven Hills BH Lender LLC, a Delaware limited liability company, having an address at Two Newton Place, 255 Washington St., Newton, MA 02458 (the “Borrower”).

All capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in Article I hereof, or to the extent not specified therein, as set forth in the Program Security Agreement (as defined below).

Recitals:

A.            On or about [Insert Date of Underlying Loan], Borrower agreed to make a loan to Underlying Borrower (as defined below), in the stated principal amount of up to $[Insert Amount of Underlying Loan] (the “Underlying Loan”) evidenced by and subject to a [Describe Underlying Note] (as amended, modified and/or restated from time to time, the “Underlying Note”) dated [Insert Date of Underlying Note], executed by Underlying Borrower (as defined below) and made payable to the order of Borrower, and the other Underlying Loan Documents (as defined below). The Underlying Loan is governed, in part, by that certain [Insert Name of Loan Agreement] (as amended, restated, supplemented or otherwise modified, the “Underlying Loan Agreement”) dated [Insert Date], between Borrower and Underlying Borrower, and secured by, among other things, that certain [Describe Underlying Mortgage/Deed of Trust] (as amended, supplemented, modified and/or restated from time to time, collectively, the “Underlying Mortgage”), dated the same date as the Underlying Note, executed by Underlying Borrower for the benefit of Borrower and its successors and permitted assigns. The Underlying Mortgage creates a first lien on certain real and personal property located in [Insert County] County, [Insert State], and more fully described in the Underlying Mortgage and the other security instruments securing the payment of the Underlying Note (collectively, the “Mortgaged Property”).

B.            Borrower desires to obtain the Loan from Lenders, which Loan shall be secured by, among other things, a collateral assignment of the Underlying Loan, the Underlying Note, and the Underlying Mortgage by Borrower in favor of Administrative Agent, for the benefit of the Lenders.

C.            Lenders are willing to make the Loan to Borrower, subject to and in accordance with, the conditions and terms of this Agreement and the other Loan Documents (as defined below), including, without limitation, the Program Security Agreement.

Now, Therefore, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

Article I

Definitions; Principles of Construction

Section 1.1.      Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein:

“Accounts” shall mean collectively [the Underlying Loan Clearing Account, the Underlying Loan Cash Management Account,]3 all subaccounts and any other account that, from time to time, may be pledged to the Borrower as additional security for the Underlying Loan.

[Drafting Note: Insert if underlying loan provides for future funding of holdback AND CONFIRM CORRECT DEFINED TERM.] [“Additional Advance” shall have the meaning assigned thereto in the Underlying Loan Agreement.]

“Administrative Agent” shall mean BMO Harris Bank N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Affected Lender” shall have the meaning set forth in Section 2.5.

“Affiliate” shall have the meaning assigned thereto in the Program Security Agreement.

“Aggregate Commitments” shall mean the Commitments of all Lenders.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“ALTA” shall have the meaning assigned thereto in the Program Security Agreement.

“Alternative Base Rate” shall mean as of any date of determination, a fluctuating rate per annum equal to the greater of (a) the rate of interest announced by Administrative Agent from time to time as its “prime rate” as in effect on such day, with any change in the Alternative Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be Administrative Agent’s best or lowest rate), and (b) the Federal Funds Rate plus one-half of one percent (0.50%); provided that in no event shall the “Alternative Base Rate” be less than the Floor.

“Alternative Base Rate Loan” shall mean the Loan at any such time as interest on the Loan is calculated by reference to the Alternative Base Rate.

3 [DRAFTING NOTE: REFERENCED ACCOUNTS TO BE CUSTOMIZED BASED ON UNDERLYING LOAN DEAL TERMS IF DEVIATE.]

“Anti-Money Laundering Laws” shall mean those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a Financial Institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, 31, U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956, 1957 and 1960.

“Applicable Margin” shall mean, as of any date of determination, if the Loan is then (x) a SOFR Loan, [________] percent ([___]%), or (y) an Alternative Base Rate Loan, [________] percent ([___]%).

“Appraisal” shall have the meaning assigned thereto in the Program Security Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 2.3.7.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bankruptcy Code” shall have the meaning assigned thereto in the Program Security Agreement.

“Benchmark” means initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3.7.

“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its sole discretion:

(a)            Daily Simple SOFR; or

(b)            the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof)

“Benchmark Transition Event” means, : the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3.7 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3.7.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Lender.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Borrower” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Borrowing” shall mean the total of the Loan of a single type advanced or converted from a different type into such type by the Lenders on a single date in accordance with the terms of this Agreement. Borrowings of the Loan are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to Borrower and is “converted” when such Borrowing is changed from one type of Loan to the other, all as determined pursuant to Section 2.2.4.

“Breakage Fee” shall have the meaning assigned thereto in Section 2.3.9.

“Business Day” shall have the meaning assigned thereto in the Program Security Agreement.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof or (c) the making or issuance of any request, rule, guideline, interpretation, or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning assigned thereto in the Program Security Agreement.

“Collateral Documents” shall have the meaning assigned thereto in the Program Security Agreement.

“Commitment” shall mean, as to each Lender, its obligations to advance its Percentage of the Loan in an aggregate principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be adjusted from time to time in accordance with this Agreement.

“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions (if any), and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control” shall have the meaning assigned thereto in the Program Security Agreement.

“Credit Event” shall mean the advancing of any portion of the Loan.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt” shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums due to Lenders in respect of the Loan under the Notes, this Agreement, or any other Loan Document.

“Debtor Relief Law” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) four percent (4%) above the then applicable Interest Rate.

“Defaulted Loan” shall have the meaning set forth in the definition of “Defaulting Lender.”

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund any portion of the Loan required to be funded by it hereunder (herein, a “Defaulted Loan”) within two (2) Business Days of the date such advances were required to be funded by it hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender.

“Defaulting Lender Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Percentage of the aggregate outstanding principal amount of the Loan (calculated as if all Defaulting Lenders other than such Defaulting Lender had funded all of their respective Defaulted Loan) over the aggregate outstanding principal amount of the portion of the Loan of such Defaulting Lender.

“Defaulting Lender Period” shall mean, with respect to any Defaulting Lender, the period commencing on the date upon which such Lender first became a Defaulting Lender and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Debt are declared or become immediately due and payable and (ii) the date on which all of the conditions set forth in Section 2.6(g) are satisfied as determined by Administrative Agent in its sole discretion.

“Eligible Assignee” shall have the meaning set forth in the Program Security Agreement.

“ERISA” shall have the meaning set forth in Section 3.1.7.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment at the request of Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.3.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.3.6(e) or 2.3.6(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension Period” shall have the meaning set forth in Section 2.3.3.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreements with respect to the implementation of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements.

“Federal Funds Rate” shall mean for any day the rate determined by Administrative Agent to be the average (rounded upwards, if necessary, to the next higher 1/1000 of 1%) of the rates per annum quoted to Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more federal funds brokers reasonably selected by Administrative Agent for sale to Administrative Agent at face value of federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined.

“Fee Letter” shall mean that certain letter agreement entitled “Fee Letter”, dated as of the Closing Date, between BMO Harris Bank N.A. and Borrower, as same may be amended, modified and/or restated from time to time.

“Financial Institution” shall mean a United States Financial Institution as defined in 31 U.S.C. Section 5312, as periodically amended.

“Floor” shall mean the rate per annum of interest equal to 0.00%.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“GAAP” shall have the meaning assigned thereto in the Program Security Agreement.

“Governmental Authority” shall have the meaning assigned thereto in the Program Security Agreement.

“Guarantor” shall have the meaning assigned thereto in the Program Security Agreement.

“Guaranty” shall have the meaning assigned thereto in the Program Security Agreement.

[DRAFTING NOTE: INSERT IF UNDERLYING LOAN PROVIDES FOR FUTURE FUNDING OF HOLDBACKS] [“Holdback Advances” shall have the meaning set forth in Section 2.1.2.]

[“Holdback Amount” shall have the meaning set forth in Section 2.1.2.]

“Improvements” shall have the meaning assigned thereto in the Program Security Agreement.

“Indebtedness” shall have the meaning assigned thereto in the Program Security Agreement.

“Indemnified Liabilities” shall have the meaning set forth in Section 8.13.2.

“Indemnified Party” and “Indemnified Parties” shall have the meaning set forth in Section 8.13.2.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

[DRAFTING NOTE: INSERT IF UNDERLYING LOAN PROVIDES FOR FUTURE FUNDING OF HOLDBACKS] [“Initial Disbursement” shall have the meaning set forth in Section 2.1.2.]

“Initial Maturity Date” shall mean [Insert initial maturity date of Underlying Loan].

“Interest Accrual Period” shall mean (i) with respect to any Monthly Payment Date (other than the first Monthly Payment Date), the period commencing on and including the Monthly Payment Date preceding such Monthly Payment Date and ending on and including the day preceding such Monthly Payment Date and (ii) in the case of the first Monthly Payment Date, the period commencing on the date hereof and ending on and including the day preceding such first Monthly Payment Date.

“Interest Rate” shall mean, subject to the provision of Section 2.3.7, a variable rate per annum equal to the sum of (a) the Term SOFR Rate or the Alternative Base Rate, as the case may be, plus (b) the Applicable Margin, with the Term SOFR Rate or the Alternative Base Rate, as the case may be, increasing or decreasing with each increase or decrease in the Term SOFR Rate or the Alternative Base Rate, as the case may be (as and when the Term SOFR Rate or the Alternative Base Rate change as described herein).

“IRS” shall mean the U.S. Internal Revenue Service, or any successor agency.

“Laws” or “Legal Requirements” shall have the meaning assigned thereto in the Program Security Agreement.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lenders” shall mean and include BMO Harris Bank N.A. and the other financial institutions from time to time party to this Agreement as a lender, including each assignee Lender pursuant to Section 4.2 of the Program Security Agreement.

“Lending Office” shall have the meaning set forth in Section 2.7.

“Lien” shall have the meaning assigned thereto in the Program Security Agreement.

“Loan” shall mean the loan in the maximum aggregate principal amount equal to the Loan Amount made by Lenders to Borrower pursuant to this Agreement.

“Loan Amount” shall mean [Insert Loan Amount] and [00/100] Dollars ($[___________.__]).

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Collateral Documents and all other documents now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Material Adverse Change” shall mean a material adverse effect upon (a) either (i) the operations, business, Property, condition (financial or otherwise) or prospects of Borrower or, taken as a whole, the Guarantor, or (ii) the operations, business, Property, condition (financial or otherwise) or prospects of Underlying Borrower, any Underlying Guarantor or the Mortgaged Property, in each case taken as a whole, (b) Borrower’s or the Guarantor’s ability to perform its material obligations under any Loan Document, or (c) (i) Administrative Agent’s Liens on the Specified Collateral or the priority or perfection of any such Lien, or (ii) Administrative Agent’s rights and remedies under this Agreement or any of the Loan Documents.

“Material Modification” shall mean, (a) any modification to any of the Underlying Loan Documents that, with respect to the Underlying Loan actually or effectively, whether through consent, amendment, waiver or otherwise, (i) decreases the interest rate or principal amount of the Underlying Loan (other than implementing a right to increase the interest rate or principal that exists in the Underlying Loan Documents as of the date hereof); (ii) increases or decreases in any other material respect any monetary obligations of the Underlying Borrower or any Underlying Guarantor under the Underlying Loan Documents; (iii) extends or shortens the scheduled maturity date of the Underlying Loan, other than by the exercise of extension rights in each case pursuant to the Underlying Loan Documents; (iv) converts or exchanges the Underlying Loan into or for any other indebtedness or subordinates any of the Underlying Loan to any indebtedness of the Underlying Borrower; (v) cross defaults the Underlying Loan with any other indebtedness other than other loans under the Underlying Loan Agreement; (vi) provides for any contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Mortgaged Property (or other similar equity participation); (vii) extends the lien of the mortgage and security documents to encumber additional material collateral; (viii) releases the lien or security interest in any of the collateral or Property of Underlying Borrower[, except as expressly permitted under Section [__] of the Underlying Loan Agreement]; (ix) [decrease the amount of any extension fees in the Underlying Loan Documents as in effect on the date hereof]4; (x) releases any guarantor from any material obligation under any Underlying Loan Document; (xi) modifies or amends any material obligation or liability of any guarantor under any Underlying Loan Document or any replacement of an Underlying Guarantor; (xii) amends any restrictive financial covenant on Underlying Borrower in a manner to make it less restrictive; (xiii) modifies or amends any “Event of Default” provision, adds any new “Event of Default” provision or extends, deletes or shortens any notice, cure or grace period with respect to Underlying Borrower; (xiv) modifies or amends any term or condition set forth in any of Sections [Insert Material Provisions], or any subsection in Section [Insert Material Provisions], or any of the defined terms used in any such Section of the Underlying Loan Agreement or (xv) modifies or amends any term or condition set forth in any of Sections [Insert Material Provisions], of the Underlying Guaranty or any of the defined terms used in any such Section of the Underlying Guaranty; (b) any addition of a lender under the Underlying Loan Documents; (c) the commencement of any foreclosure proceedings, the acceptance of a deed-in-lieu of foreclosure, appointment of a receiver, initiation of a UCC sale or the filing of any bankruptcy or any proceedings or actions similar to the foregoing. Notwithstanding the foregoing, no modification of an Underlying Loan Document shall be deemed to be a Material Modification if such modification is merely to give effect to a provision that exists in an Underlying Loan Document as of the date hereof, which provision is operative upon the occurrence of certain specified events or circumstances or at the election of the Underlying Borrower, and, in each case, Borrower has no material approval right over.

4       DRAFTING NOTE: Include only if sharing extension fee with Lender is an express requirement of Lender’s approval of the making of the Facility Loan.

“Maturity Date” shall mean the Initial Maturity Date, subject to extension under Section 2.3.3, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious Interest Rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Net Cash Flow” shall mean, for any month, the amount by which (a) payments received from Underlying Borrower during such month in connection with the Underlying Loan exceed (b) debt service payable on the Loan during such month (including, without limitation, required payments to Lender of a Proportionate Amount of any principal payments on the Underlying Loan in accordance with Section 2.4.2 hereof).

“Monthly Payment Date” shall mean the 15th day of every calendar month occurring during the term of the Loan; provided that if such day is not a Business Day, the Monthly Payment Date shall be the next Business Day.

“Mortgaged Property” shall have the meaning set forth in the Recitals to this Agreement.

“Non-Defaulting Lender” shall mean any Lender, as determined by Administrative Agent, that is not a Defaulting Lender.

“Note” and “Notes” shall have the meanings set forth in Section 2.1.3.

“Notice” shall have the meaning assigned thereto in the Program Security Agreement.

“NYFRB” means the Federal Reserve Bank of New York.

“OFAC List” shall mean the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, U.S. Department of the Treasury.

“OFAC Rules” shall have the meaning set forth in Section 4.1.21.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document).

“Patriot Act” shall mean the USA Patriot Act (Pub. L. 107-56, signed into law October 26, 2001), as amended.

“Percentage” shall mean, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is the total outstanding amount of all Debt held by such Lender at such time and the denominator of which is the total outstanding amount of all Debt at such time. The initial Percentage of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.

“Periodic Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR Rate.”

“Permitted Encumbrances” shall mean:

(i)            the Liens created by the Underlying Loan Documents or the Loan Documents;

(ii)            all Liens and other matters specifically disclosed on Schedule B of the lender’s policy of title insurance in respect of the Underlying Loan;

(iii)            Liens, if any, for Taxes (as such term is defined in the Underlying Loan Agreement) not yet delinquent;

(iv)            with respect to the Mortgaged Property, Liens and encumbrances which, together with all other Permitted Encumbrances, in the aggregate do not materially adversely affect the value or use of the Mortgaged Property or the Underlying Borrower’s or Borrower’s ability to repay the Underlying Loan or Loan, as applicable;

(v)            with respect to the Mortgaged Property, the rights of Tenants (as tenants only) under Leases pertaining to the related Mortgaged Property;

(vi)            with respect to the Mortgaged Property, any Permitted Title Exceptions (as defined in the Underlying Loan Agreement); and

(vii)            such other Liens and encumbrances as the Lender may approve in writing in Lender’s sole discretion.

“Person” shall have the meaning assigned thereto in the Program Security Agreement.

“Plan Assets Regulation” shall have the meaning set forth in Section 3.1.7.

“Prescribed Laws” shall mean, collectively, (a) the Patriot Act, (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq., (d) Anti-Money Laundering Laws, and (e) all other Legal Requirements relating to money laundering or terrorism.

“Principal Location” shall have the meaning set forth in Section 3.1.1(b).

“Program Debt” shall have the meaning assigned thereto in the Program Security Agreement.

“Program Default” shall have the meaning set forth in the Program Security Agreement.

“Program Event of Default” shall have the meaning set forth in the Program Security Agreement.

“Program Security Agreement” shall mean the Facility Loan Program Agreement and Security Agreement dated as of November 9, 2021, among Borrower, Administrative Agent and the Lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Prohibited Person” shall have the meaning specified in Section 4.1.21.

“Property” shall have the meaning assigned thereto in the Program Security Agreement.

“Proportionate Amount” shall have the meaning assigned thereto in the Program Security Agreement.

“Recipient” shall mean (a) the Administrative Agent, and (b) any Lender, as applicable.

“REIT” shall mean a real estate investment trust qualified as such under Sections 856 through 860 of the Internal Revenue Code and the regulations promulgated thereunder.

[DRAFTING NOTE: INSERT IF UNDERLYING LOAN PROVIDES FOR FUTURE FUNDING OF HOLDBACKS] [“Request for Holdback Advance” shall mean a request for a Holdback Advance in the form of Exhibit C attached hereto and made a part hereof.]

“Required Lenders” shall mean, as of the date of determination thereof, Lenders whose outstanding portion of the Loan constitute more than 66 2/3% of the then total outstanding Loan.

“Schedule of Lenders” shall mean the schedule of Lenders party to this Agreement as set forth on Schedule 1.1, as it may be modified from time to time in accordance with the terms hereof.

“Secured Obligations” shall have the meaning assigned thereto in the Program Security Agreement.

“Security Agreement Supplement” means the Supplement to Program Security Agreement delivered in connection with this Agreement.

“Servicer” shall mean Midland Loan Services, a division of PNC Bank, National Association.

“Servicing Agreement” shall have the meaning set forth in Article V.

“Special Advance” shall have the meaning set forth in Section 2.6(c).

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the NYFRB or a successor administrator of the secured overnight financing rate.

“SOFR Loan” shall mean a Loan bearing interest based on the Term SOFR Rate.

“Special Purpose Entity” shall have the meaning set forth on Schedule 4.1.16 hereto.

“Specified Collateral” shall mean the “Additional Collateral” under and as defined in Security Agreement Supplement.

“Specified Collateral Assignment” shall mean the Collateral Assignment of Underlying Loan Documents, executed by Borrower in favor of Administrative Agent, for the benefit of the Lenders, conveying and assigning the Underlying Loan Documents as security for the Loan and the other Secured Obligations, as each may be amended, modified and/or restated from time to time.

“Specified Collateral Documents” shall mean the Specified Collateral Assignment and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Debt or any part thereof.

“Specified Termination Date” shall have the meaning set forth in Section 7.9.

“State” shall have the meaning assigned thereto in the Program Security Agreement.

“Survey” shall have the meaning assigned thereto in the Program Security Agreement.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Mortgaged Property.

“Term SOFR” shall mean, the one month forward-looking rate per annum based on SOFR published by the Term SOFR Administrator two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period (such day, the “Periodic Term SOFR Determination Day”); provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Rate as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided that, if the Term SOFR Rate determined as provided shall ever be less than the Floor, then the Term SOFR Rate shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Rate selected by the Administrative Agent in its reasonable discretion).

“Title Insurance Policy” shall have the meaning assigned thereto in the Program Security Agreement.

“UCC” or “Uniform Commercial Code” shall have the meaning assigned thereto in the Program Security Agreement.

“Underlying Borrower” shall mean [________________], a(n) [________________].

“Underlying Guaranties” shall mean any and all guarantees entered into under or in connection with the Underlying Loan Agreement delivered by an Underlying Guarantor to guarantee any portion of the Underlying Borrower’s obligations under the Underlying Loan Documents.

“Underlying Guarantor” shall have the meaning assigned to the term “Guarantor” in the Underlying Loan Agreement.

“Underlying Loan” shall have the meaning specified in the Recitals to this Agreement.

“Underlying Loan Agreement” shall have the meaning specified in the Recitals to this Agreement.

“Underlying Loan Cash Management Account” shall mean, with respect to the Underlying Loan, the “Cash Management Account” as defined in the Underlying Loan Agreement.

“Underlying Loan Clearing Account” shall mean, with respect to the Underlying Loan, the “Clearing Account” as defined in the Underlying Loan Agreement.

“Underlying Loan Documents” shall mean the Underlying Loan Agreement, together with all documents and instruments now or hereafter securing, guaranteeing, related to or executed and delivered in connection with the Underlying Loan and all renewals, extensions and amendments and modifications thereto and all restatements, replacements and substitutions therefor.

“Underlying Mortgage” shall have the meaning set forth in the Recitals to this Agreement.

“Underlying Note” shall have the meaning set forth in the Recitals to this Agreement.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Withholding Agent” shall mean Borrower and the Administrative Agent.

Section 1.2.      Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. If any action or payment hereunder shall be required to be taken or made on any day which is not a Business Day, such action or payment shall be taken or made on the next succeeding Business Day.

Section 1.3.      Interest Rate Provisions. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

The Loan

Section 2.1.      The Loan.

Section 2.1.1.      Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, including, without limitation, Borrower’s satisfaction of the closing conditions set forth in Schedule 2.1, each Lender agrees to advance its Percentage of the Loan to Borrower from time to time in an amount not to exceed the amount of its Commitment in the aggregate. The obligations of each Lender shall be several (and not joint and several); each Lender shall only be obligated to fund its Percentage of the Loan. No Lender shall be responsible for the failure of any other Lender to perform its obligation to advance its Percentage of the Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Percentage of the Loan hereunder. The Loan is not a revolving credit loan, and Borrower is not entitled to any readvances of any portion of the Loan which it may (or is otherwise required to) prepay pursuant to the provisions of this Agreement.

Section 2.1.2.      [DRAFTING NOTE: INSERT IF UNDERLYING LOAN PROVIDES FOR SINGLE FUNDING ON CLOSING DATE.] [Single Disbursement to Borrower. Borrower shall receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.]

[DRAFTING NOTE: INSERT IF UNDERLYING LOAN PROVIDES FOR FUTURE FUNDING OF HOLDBACKS] [Disbursements to Borrower. The Loan shall be funded in one or more advances and repaid in accordance with this Agreement. The initial disbursement, in the amount of $[Insert Amount of Initial Disbursement] (the “Initial Disbursement”), shall be made on the Closing Date upon Borrower’s satisfaction of the conditions to the Initial Disbursement described in Part A of Schedule 2.1. Subsequent advances (collectively, the “Holdback Advances”) of up to the aggregate amount of $[Insert Holdback Amount] (the “Holdback Amount”) may be requested by Borrower, from time to time prior to the Maturity Date, by delivery of a Request for Holdback Advance to Administrative Agent, together with copies of all documents required thereby; provided that the principal amount of any Holdback Advance to be made to fund (or reimburse Borrower for previously funding) an Additional Advance shall be in an amount equal to [Insert advance rate approved by BMO] of the related portion of the Additional Advance advanced (or to be simultaneously advanced) under the Underlying Loan Agreement. Each Holdback Advance relating to an Additional Advance shall be made concurrently with or, at Borrower’s election, after the related advance of a portion of the Additional Advance under the Underlying Loan Agreement and shall be subject to satisfaction of all applicable administrative conditions precedent under the Underlying Loan Documents (including, without limitation, those set forth in [Insert applicable conditions] of the Underlying Loan Agreement), as reasonably determined by the Administrative Agent. Administrative Agent shall have received a duly-executed Request for Holdback Advance, together with copies of all documents required thereby, promptly after Borrower’s receipt of the Underlying Borrower’s request for the related advance of a portion of the Additional Advance under the Underlying Loan Agreement, to the extent applicable, and in no event less than [ten (10) days]5 prior to the requested disbursement date. Each Holdback Advance shall be made on the effective date set forth in the applicable Request for Holdback Advance upon Borrower’s satisfaction of the conditions for such Holdback Advances described in Part B of Schedule 2.1. Interest on the Holdback Advances shall not commence accruing until such advances are actually made by Lenders to Borrower. For the avoidance of doubt, nothing herein shall prohibit Borrower, without the consent or approval of Administrative Agent or any Lender, from funding any portion of the Underlying Loan or Additional Advance without requesting or receiving a related Holdback Advance with respect to such funding.]

[5]	DRAFTING NOTE: With respect to Holdback Advances relating to Additional Advances, to be no longer than 2 business days less than the number of days’ notice that the Underlying Borrower must give to Borrower.

Section 2.1.3.      The Notes. The Loan shall be evidenced by one or more Promissory Notes in the form of Exhibit B, in the aggregate Loan Amount, executed by Borrower and payable to each Lender or its registered assigns in the amount of its Commitment, in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, collectively, the “Note” or “Notes”) and shall be repaid in accordance with the terms of this Agreement and such Note or Notes.

Section 2.1.4.      Use of Proceeds. Borrower shall use proceeds of the Loan to fund or refinance a portion of the Underlying Loan.

Section 2.1.5.      Mutilated, Destroyed, Lost or Stolen Notes. In case any Note or the Underlying Note shall become mutilated or defaced, or be destroyed, lost or stolen, Borrower shall, (a) in the case of a Note, upon request from the applicable Lender, execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note, or (b) in the case of the Underlying Note, upon request from Administrative Agent, cause Underlying Borrower to execute and deliver a new Underlying Note of like principal amount in exchange and substitution for the mutilated or defaced Underlying Note, or in lieu of and in substitution for the destroyed, lost or stolen Underlying Note. In the case of a mutilated or defaced Note or Underlying Note, the mutilated or defaced Note or Underlying Note, as applicable, shall be surrendered to Borrower or Underlying Borrower, as applicable, upon delivery to the Lender of the new Note or Underlying Note, as applicable. In the case of any destroyed, lost or stolen Note or Underlying Note, the applicable Lender or Administrative Agent shall furnish to Borrower, upon delivery to Lender of the new Note or Underlying Note, as applicable, (i) evidence of the destruction, loss or theft of such Note or Underlying Note, as applicable, and (ii) such customary security or indemnity as may be reasonably required by Borrower to hold Borrower harmless.

Section 2.1.6.      ERISA. No portion of any Loan will be funded (initially or through participation, assignment, transfer or securitization of the same) with “plan assets” within the meaning of the Plan Assets Regulation, unless the applicable Lender relied on an available prohibited transaction exemption, all of the conditions of which are and will continue to be satisfied.

Section 2.2.            Interest Rates.

Section 2.2.1.      Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, interest on the principal balance of the Loan outstanding from time to time shall accrue at a variable rate per annum equal to the Interest Rate elected by the Borrower.

Section 2.2.2.      Default Rate. During the existence of an Event of Default, the outstanding principal balance of the Loan shall accrue interest at the Default Rate, calculated from the date the Default which led to such Event of Default occurred.

Section 2.2.3.      Interest Calculation. (a) Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360)-day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance; provided, however, that if the Loan is an Alternative Base Rate Loan, then the interest on the outstanding principal balance of the Loan shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty-five (365)-day year by (iii) the outstanding principal balance. Each Borrower acknowledges this will result in a higher rate of interest than if interest were calculated based on a 365-366-day year and waives any right to object to said basis of calculation. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Accrual Period ending immediately prior to such Monthly Payment Date.

(b)            Administrative Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. In connection with the use or administration of the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.2.4.      Manner of Borrowing Loan; Notice of Interest Rate Selection. (a)      Notice to Administrative Agent. Except as required by Section 2.2.5, Borrower shall have the right, in accordance with this Section 2.2.4, to elect whether the Loan shall be an Alternative Base Rate Loan or a SOFR Loan. Borrower shall notify Administrative Agent by 10:00 a.m. (Chicago time) at least three (3) Business Days before the date on which Borrower requests that Administrative Agent make an advance of the Loan as a SOFR Loan (or at least one (1) Business Day for any advance that will bear interest at the Alternative Base Rate) or convert the Loan into an Alternative Base Rate Loan or a SOFR Loan. All notices concerning the conversion of the Loan into an Alternative Base Rate Loan or SOFR Loan shall specify the date of the requested conversion (which shall be a Business Day). Borrower agrees that Administrative Agent may rely on any such telephonic, facsimile or electronic notice given by any person Administrative Agent in good faith believes is an authorized representative without the necessity of independent investigation and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if Administrative Agent has acted in reliance thereon. Borrower hereby directs Administrative Agent, and Administrative Agent acknowledges, that the Loan shall be a SOFR Loan on the Closing Date and such SOFR Loan shall be reset on the first Periodic Term SOFR Determination Date to occur after the Closing Date and on each Periodic Term SOFR Determination Date thereafter if Borrower has not given notice to Administrative Agent to convert the Loan to an Alternative Base Rate Loan.

(b)            Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from Borrower received pursuant to Section 2.2.4(a) above.

(c)            Disbursement of Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 2.1.2, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds as Borrower and the Administrative Agent may agree.

(d)            Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not, in fact, made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Alternative Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 2.4 so that Borrower will have no liability under such Section with respect to such payment.

Section 2.2.5.      Inability to Determine Rates. If on or prior to the first day of any Interest Accrual Period at any time during which the Loan is a SOFR Loan:

(a)            Administrative Agent determines (which determination shall be conclusive and binding on Borrower) that the Term SOFR Rate cannot be determined pursuant to the definition thereof;

(b)            Administrative Agent determines (which determination shall be conclusive and binding on Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law), makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for Lenders to continue or maintain the Loan as a SOFR Loan, or to convert the Loan into a SOFR Loan of a certain duration; or

(c)            the Required Lenders advise the Administrative Agent that SOFR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their SOFR Loans for such Interest Accrual Period;

then the Administrative Agent shall forthwith give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make SOFR Loans shall be suspended, and the Loan shall automatically convert into an Alternative Base Rate Loan as of the date set forth by the Administrative Agent.

Section 2.2.6.      Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lenders to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3.      Loan Payments.

Section 2.3.1.      Payment Before Maturity Date. (a) Interest. Commencing on [Month] [__], 20[__] and on each Monthly Payment Date thereafter, Borrower shall pay to Administrative Agent, monthly in arrears, interest only on the outstanding principal balance of the Loan at the Interest Rate.

(b)            Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due (after giving effect to any applicable grace periods) and five (5) days has elapsed following notice by Administrative Agent to Borrower of the failure to make such payment, Borrower shall pay to the applicable Lenders upon demand a late charge (“Late Charge”) in an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lenders in handling and processing such delinquent payment and to compensate Lenders for the loss of the use of such delinquent payment. Any such amount shall be secured by the Collateral and the Loan Documents. Notwithstanding the foregoing, with respect to a one-time failure by Borrower to make a timely payment during any twelve (12) consecutive month period, once (and only once) during any each such period, no late payment charge shall be required to be paid on a late payment so long as such payment is paid to Lender in full within five (5) days following the applicable date such payment was due (after giving effect to any applicable grace periods).

[(c)      Amortization; Principal. During the Extension Period, within five (5) Business Days after receipt thereof from the Underlying Borrower, Borrower shall remit a Proportionate Amount of all amortization payments made on the Underlying Loan to the Administrative Agent. Principal payments on the outstanding Loan shall be required as provided for in Sections 2.3.2 and 2.4.2 hereof. The Proportionate Amount of any and all principal payments made on the Underlying Loan shall at all times be paid over to Administrative Agent, for the benefit of the Lenders, and applied as a repayment of principal on the Loan.]6

Section 2.3.2.      Payment on Maturity Date. Borrower shall pay to Administrative Agent on the Maturity Date the outstanding principal balance of the Loan and all accrued and unpaid interest and all other amounts due hereunder and under the Notes and the other Loan Documents.

6       [DRAFTING NOTE: Include if Underlying Loan amortizes during Extension Period.]

Section 2.3.3.      Extension of Maturity Date. The Maturity Date may be extended for [Mirror Underlying Loan Agreement period[s] of [one (1) year] [each] ([each] such period, an “Extension Period”)7 upon Borrower’s prior written request of Administrative Agent received at least [twenty (20) days, but not more than sixty (60) days]8 prior to the then applicable Maturity Date and satisfaction of the following conditions:

(i)            At the time of the request and on the effective date of the Extension Period, there is no Event of Default under this Agreement or any other Loan Document.

(ii)            [On or before the commencement of such Extension Period, Borrower shall have paid a fee of [_._%] of the outstanding principal balance of the Loan Amount as of the commencement of such Extension Period [and any unadvanced portion of the Holdback Amount that remains available for disbursement during the Extension Period]]. [DRAFTING NOTE: EXTENSION FEE TO BE DETERMINED ON A LOAN-BY-LOAN BASIS.]

(iii)            The requirements for extension of the Underlying Loan set forth in Section [2.10] of the Underlying Loan Agreement are satisfied (other than immaterial administrative conditions), and reasonably satisfactory evidence thereof is delivered to the Administrative Agent.

(iv)            Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with such extension of the applicable Maturity Date, including Administrative Agent’s reasonable out-of-pocket attorneys’ fees and costs.

Within ten (10) Business Days of receipt of any extension request and the certifications and other documents and information required for such extension, Administrative Agent shall notify Borrower in writing as to whether or not Borrower has met the conditions for the requested extension (other than the payment of any fees or expenses that may be due, payment of which shall be made on the day prior to the effectiveness of the extension period).

Section 2.3.4.      Place and Application of Payments. All payments of principal of and interest on the Loan, and of all other Debt payable by Borrower under this Agreement and the other Loan Documents, shall be made by Borrower to the Administrative Agent by no later than 2:00 p.m. (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to Borrower), for the benefit of the Lender(s) entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on the Loan and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Alternative Base Rate in effect for each such day.

7        [DRAFTING NOTE: Extension cannot exceed the date 5 years from Closing Date.]

8       [DRAFTING NOTE: Conform to Underlying Loan Agreement.]

Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Debt and all proceeds of the Specified Collateral received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Debt or termination of the Commitments as a result of a Program Event of Default or an Event of Default shall be remitted to the Administrative Agent and distributed as set forth in the Program Security Agreement.

Section 2.3.5.      Account Debit. Borrower hereby irrevocably authorizes Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent, if any, for the amounts from time to time necessary to pay any then due Debt and interest thereon; provided that Borrower acknowledges and agrees that, except as otherwise expressly set forth herein, Administrative Agent shall not be under an obligation to do so and, in all events, Administrative Agent shall not incur any liability to Borrower or any other Person for Administrative Agent’s debiting of an account or failing to do so.

Section 2.3.6.      Taxes. (a) Payments Free of Withholding. Subject to each Recipient complying with the terms of Section 2.3.6(e), payment shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.3.6) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.3.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)            Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of the Program Security Agreement relating to the maintenance of a Participant Register (as defined in the Program Security Agreement), and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.3.6(c).

(d)            Evidence of Payments. If Borrower pays any Taxes with respect to any Recipient, it shall deliver to the Administrative Agent official tax receipts evidencing that payment or certified copies thereof, if any, or such other evidence of payment reasonably satisfactory to the Administrative Agent on or before the thirtieth day after payment.

(e)            U.S. Withholding Tax Exemptions. Each Recipient that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to Borrower and the Administrative Agent (solely in the case of a Recipient that is not the Administrative Agent) on or before the date the initial Credit Event is made hereunder or, if later, the date such person becomes a Recipient hereunder, two duly completed and signed copies of (i) either IRS Form W-8BEN or IRS W-8BEN-E, as applicable, or any successor form (entitling such Recipient to a complete exemption from withholding under the Code on all amounts to be received by such Recipient, including fees, pursuant to the Loan Documents and the Debt) or IRS Form W-8ECI, or any successor form (relating to all amounts to be received by such Recipient, including fees, pursuant to the Loan Documents and the Debt), (ii) solely if such Recipient is claiming exemption from U.S. withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” an IRS Form W-8BEN or IRS W-8BEN-E, as applicable, or any successor form, and a certificate representing that such Recipient is not a bank for purposes of Section 881(c) of the Code, is not a ten (10) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code), or (iii) if such Recipient is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-9, and/or other applicable certification documents from each beneficial owner, as applicable. Each Recipient that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to Borrower and the Administrative Agent (solely in the case of a Recipient that is not the Administrative Agent) on or before the date the initial Credit Event is made hereunder or, if later, the date such person becomes a Recipient hereunder, two duly completed and signed originals of IRS Form W-9 certifying that such Recipient is not subject to U.S. federal backup withholding tax. Thereafter and from time to time, each Recipient shall submit to Borrower and the Administrative Agent (solely in the case of a Recipient that is not the Administrative Agent) such additional duly completed and signed copies of one or the other of such IRS Forms (or any successor forms) and such other certificates or documentation as may be (i) requested by Borrower in a written notice, directly or through the Administrative Agent, to such Recipient and (ii) required or reasonably necessary establish an exemption or reduction of withholding taxes on payments in respect of all amounts to be received by such Recipient, including fees, pursuant to the Loan Documents or the Debt.

(f)             FATCA Documentation. If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA or if such Recipient were to fail to comply with the applicable reporting requirements of FATCA, then such Recipient shall deliver to Borrower and the Administrative Agent (solely in the case of a Recipient that is not the Administrative Agent) at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for purposes of this Section 2.3.6(f), “FATCA” shall include any amendments made to Sections 1471 through 1474 of the Code after the date of this Agreement.

(g)            Requirement to Update Forms. Each Recipient agrees that if any form, certification or documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form, certification or documentation or promptly notify Borrower and the Administrative Agent (solely in the case of a Recipient that is not the Administrative Agent) in writing of its legal inability to do so.

Section 2.3.7.     Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)             Notice Standards for Decisions and Determination. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.3.7. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3.7.

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternative Base Rate Loans.

Section 2.3.8.     Increased Costs. (a) If any Change in Law shall:

(i)   impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)   subject any Lender to any Taxes (other than Indemnified Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)   impose on any Lender any other condition affecting this Agreement or the Loan or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Loan (or of maintaining its obligation to make the Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            A certificate of a Lender setting forth the amount or amounts necessary to compensate it or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and Administrative Agent, and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)            Failure or delay on the part of a Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation.

Section 2.3.9.     Funding Indemnity. Upon: (i) any default by Borrower in borrowing any portion of the Loan as, converting the Loan into, or continuing the Loan as, a SOFR Loan following Borrower’s delivery of a borrowing request or continuation/conversion notice hereunder, (ii) if the Loan is then a SOFR Loan, any prepayment of the Loan on any day that is not the last day of the relevant Interest Accrual Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), (iii) any failure by Borrower to make any payment of principal on any SOFR Loan when due (whether by acceleration or otherwise), or (iv) any acceleration of the maturity of a SOFR Loan as a result of the occurrence of any Event of Default hereunder, Borrower shall pay an amount (“Breakage Fee”), as calculated by any Lender, equal to the amount of any losses, expenses and liabilities that such Lender actually sustains as a result of such default or payment. Borrower understands, agrees and acknowledges that: (A) such Lender does not have any obligation to purchase, sell and/or match funds in connection with the use of the Term SOFR Rate as a basis for calculating the rate of interest at any such times as the Loan is a SOFR Loan, (B) the Term SOFR Rate may be used merely as a reference in determining such rate, and (C) Borrower has accepted the Term SOFR Rate as a reasonable and fair basis for calculating the Breakage Fee and other funding losses incurred by such Lender. Borrower further agrees to pay the Breakage Fee and other funding losses, if any, whether or not a Lender elects to purchase, sell and/or match funds. Borrower shall pay such Lender all Breakage Fees within five (5) days following such Lender’s request for payment of such fees. If any Lender makes such a claim for compensation, it shall provide to Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct.

Section 2.4.     Prepayments.

Section 2.4.1.     Voluntary Prepayments. Borrower shall have the right to prepay the Loan (in whole or in part) without payment of any prepayment fee or premium upon not less than three (3) Business Days’ notice in whole or in part at any time during the term of the Loan; provided that no prepayment shall be in an amount less than the lesser of (i) $500,000 and (ii) the outstanding balance of the Loan.

Section 2.4.2.     Mandatory Prepayments. The Proportionate Amount of all regularly scheduled amortization payments (if any) made on the Underlying Loan (“Regular Principal Payments”) shall at all times be paid over to Administrative Agent, for the benefit of the Lenders as follows: (a) so long as no Event of Default has occurred and is continuing, on each Monthly Payment Date, and (b) following the occurrence and during the continuance of any Event of Default, within one (1) Business Day of the date on which Borrower receives such Regular Principal Payment. In addition to the foregoing, within one (1) Business Day of the date on which Borrower receives any principal payment other than a Regular Principal Payment from the Underlying Borrower in connection with the Underlying Loan, Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to the Proportionate Amount of such payment and, for the avoidance of doubt, to the extent the Loan is repaid or prepaid in full by Underlying Borrower, Underlying Guarantor or otherwise, Borrower shall promptly (and in any event within one (1) Business Day), and without demand, repay the Loan in full. No prepayment fee or premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. All payments made pursuant to this Section 2.4.2 shall be applied in accordance with Section 2.2 of the Program Security Agreement.

Section 2.5.     Substitution of Lenders. In the event (a) Borrower receives a claim from any Lender for compensation under Section 2.3.6 or Section 2.3.8, (b) any Lender is then a Defaulting Lender, or (c) a Lender fails to consent to an amendment or waiver requested under Section 8.4 at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), or (c) above being hereinafter referred to as an “Affected Lender”), Borrower may, in addition to any other rights Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights (other than its existing rights to payments pursuant to Section 2.3.6 or 2.3.8), and obligations hereunder (including all of its Commitments and the Loan and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by Borrower that shall assume such obligations, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) Borrower shall have paid to the Affected Lender all monies other than such principal owing to it hereunder, and the assignee Lender shall have paid to the Affected Lender the principal portion of the Loan owing to it hereunder; provided however, that in the case of Borrower’s replacement of a Defaulting Lender for failure to fund its Percentage of the Loan hereunder, the assignee or Borrower, as the case may be, shall holdback from such amounts payable to such Defaulting Lender and pay directly to Administrative Agent, any payments due to Administrative Agent or the Non-Defaulting Lenders by Defaulting Lender under this Agreement, (iii) the assignment is entered into in accordance with, and subject to the consents required by, the Program Security Agreement (provided any assignment fees and reimbursable expenses due thereunder shall be paid by Borrower), and (iv) in the case of any such assignment resulting from a claim for payments required to be made pursuant to Section 2.3.6 or compensation under Section 2.3.8, such assignment will result in a reduction in such payments or compensation. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Section 2.6.     Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender at any time is a Defaulting Lender, then the following provisions shall apply for so long as the Defaulting Lender Period exists with respect to such Defaulting Lender.

(a)      Voting Rights. Such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents and such Defaulting Lender’s Commitments shall be excluded for purposes of determining “Required Lenders” (provided that the foregoing shall not permit an increase in such Lender’s Commitments or an extension of the maturity date of such Lender’s portion of the Loan or other Debt without such Lender’s consent).

(b)            Loan Prepayments; Fees; Commitments. (i) To the extent permitted by applicable law, until such time as the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero, any voluntary prepayment of the Loan shall, if the Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the portion of the Loan of other Lenders as if such Defaulting Lender had no Loan outstanding; (ii) such Defaulting Lender’s Commitments and outstanding portion of the Loan shall be excluded for purposes of calculating any commitment fee payable to Lenders in respect of any day during any Defaulting Lender Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any fee with respect to such Defaulting Lender’s Commitment in respect of any Defaulting Lender Period with respect to such Defaulting Lender; and (iii) the utilization of Commitments as of any date of determination shall be calculated as if such Defaulting Lender had funded all portions of the Loan of such Defaulting Lender.

(c)            Option to Fund Deficiency. If a Lender fails to fund its portion of any Loan advance, in whole or in part, within three (3) Business Days after delivery of notice under Section 2.2.4(b), the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower. In such event the Defaulting Lender agrees to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to a SOFR Loan.

(d)            No Increase in Commitments. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.6, performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section 2.6. The rights and remedies against a Defaulting Lender under this Section 2.6 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender and which the Administrative Agent or any Lender may have against such Defaulting Lender.

(e)            Option to Purchase Future Commitments. The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), Defaulting Lender’s Commitment to fund future Loan advances (the “Future Commitment”). Upon any such purchase of the Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Loan advances and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender becomes a Defaulting Lender due to a failure to fund a Holdback Advance as and when required hereunder, each other Non-Defaulting Lender agrees and shall be required to fund, on a pro rata basis up to but not exceeding each such Non-Defaulting Lender’s Commitment when aggregated with all prior Loan advances made by such Non-Defaulting Lender, the Defaulting Lender’s failed Holdback Advance. [NOTE TO DRAFT – FOR ANY SINGLE DISBURSEMENT LOANS, THIS SUBSECTION SHOULD BE DELETED.]

(f)            Replacement of Defaulting Lender by Required Lenders. The Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with, and subject to the consents required by, the Program Security Agreement) all its interests, rights and obligations hereunder (including all of its Commitments and the Loan and other amounts owing to it hereunder and the other Loan Documents) to an Eligible Assignee that shall assume such obligations; provided that (i) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal portion of the Loan owing to it hereunder, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (ii) Administrative Agent shall have received payment of any amounts owing by such Defaulting Lender to the Administrative Agent or the other Non-Defaulting Lenders under this Agreement. The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.

(g)            Cessation of Defaulting Lender Status. A Lender shall cease to be Defaulting Lender only upon (i) the payment of all amounts due and payable by such Defaulting Lender to Administrative Agent or any other Lender under this Agreement; (ii) the payment of any damages suffered by Borrower as a result of such Defaulting Lender’s default hereunder (including, without limitation, interest at the Alternative Base Rate plus three percent (3.0%) per annum on any portion of draw requests funded by Borrower with equity); (iii) the confirmation by the Lender to Administrative Agent and Borrower in writing that the Lender will comply with all of its funding obligations under this Agreement; and (iv) the circumstances described in clause (d) of the definition of “Defaulting Lender” do not exist. An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause the Lender to cease to be a Defaulting Lender.

Section 2.7.      Lending Offices. Each Lender may, at its option, elect to make its portion of the Loan hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its SOFR Loans to reduce any liability of Borrower to such Lender under Section 2.3.8 or to avoid the unavailability of SOFR Loans under Section 2.2.5, so long as such designation is not otherwise disadvantageous to the Lender.

Article III

Representations and Warranties

Section 3.1.      Borrower Representations. Borrower hereby represents and warrants as of the date hereof [and as of the date of the funding of each Holdback Advance], or such other date as is specifically noted below, to Administrative Agent and the Lenders as follows:

Section 3.1.1.      Organization. (a) Borrower is (i) duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and (ii) duly qualified in all jurisdictions in which the ownership or lease of its Property or the conduct of its business requires such qualification, with respect to this clause (ii) only, to the extent such failure to so qualify would be reasonably likely to result in a Material Adverse Change. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

(b)            Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower’s chief executive office as of the Closing Date is: Two Newton Place, 255 Washington St., Newton, MA 02458 (the “Principal Location”). The place where Borrower keeps its books and records relating to the Underlying Loan and the Debt and, prior to delivery thereof to Administrative Agent, any possessory Specified Collateral, is and has been for the preceding four (4) months (or, if less than four (4) months, the entire period of Borrower’s ownership of the Specified Collateral) the Principal Location and/or at its corporate counsel’s office, Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109. Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is [_______]. Borrower’s federal tax identification number is [_______].

(c)            The organizational chart attached as Schedule 3.1.1 hereto, relating to Borrower and certain Affiliates and other parties reflected thereon, is true and correct on and as of the date hereof. As of the date hereof, the Guarantor directly or indirectly owns 100% of the equity interest in and Controls Borrower.

Section 3.1.2.      Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.1.3.      No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder do not (i) conflict with any provision of any law or regulation to which Borrower is subject, or (ii) conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of (A) any of Borrower’s organizational documents or (B) any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or Property (other than Permitted Encumbrances), in the case of clauses (i) and (ii)(B), to the extent that such conflict or breach would reasonably be expected to result in a Material Adverse Change.

Section 3.1.4.      Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower in any court or by or before any other Governmental Authority which, if adversely determined, would reasonably be expected to result in a Material Adverse Change.

Section 3.1.5.     Court Orders. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would reasonably be expected to result in a Material Adverse Change.

Section 3.1.6.      Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby.

Section 3.1.7.      No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code and (b) none of the assets of Borrower constitutes “plan assets” within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”). Borrower is not a “governmental plan” as defined in Section 3(32) of ERISA, and the transactions contemplated by this Agreement are not, to Borrower’s knowledge, in violation of any state statutes applicable to Borrower, that regulate investments of, and fiduciary obligations with respect to, governmental plans and that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

Section 3.1.8.      Compliance. Borrower is in compliance with all applicable Legal Requirements, the violation of which would reasonably be expected to result in a Material Adverse Change. Borrower is in compliance in all material respects with all Prescribed Laws. Borrower is not in default of violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would reasonably be expected to result in a Material Adverse Change.

Section 3.1.9.      Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, balance sheets and net worth statements, that have been delivered to Administrative Agent by Borrower and/or Guarantor, as applicable, (i) are true, complete and correct in all material respects, (ii) fairly represent in all material respects the financial condition of Borrower and/or Guarantor, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP (to the extent applicable) throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and would reasonably be expected to result in a Material Adverse Change.

Section 3.1.10.      Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor, to Borrower’s knowledge, would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable in any material respect, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 3.1.11.      Insurance. Borrower has caused Underlying Borrower to obtain and has delivered to Administrative Agent, evidence that such Underlying Borrower is maintaining insurance policies, with all premiums prepaid thereunder, reflecting in all material respects the insurance requirements set forth in the Underlying Loan Agreement. To Borrower’s knowledge, no claims have been made under any of the insurance policies which if the insurer denied coverage would reasonably be expected to result in a Material Adverse Change, and no Person, including Underlying Borrower, has done, by act or omission, anything which would reasonably be expected to impair the coverage of any of the insurance policies in any material respect.

Section 3.1.12.      Flood Zone and Earthquake Insurance. None of the Improvements on nor any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or (i) if any portion of the Improvements is currently or at any time in the future located in federally designated “special flood hazard area,” Borrower has provided the Administrative Agent with satisfactory evidence that Underlying Borrower has obtained flood hazard insurance in an amount equal to either (A) the full replacement cost of the Improvements, or (B) the outstanding principal balance of the Underlying Loan, or (C) such lesser amount as Administrative Agent shall permit; and (ii) if any portion of the Improvements is or at any time in the future located in federally designated flood zone A or V, Borrower has provided the Administrative Agent with evidence that Underlying Borrower has obtained flood hazard insurance in an amount equal to either (w) the full replacement cost of the Improvements, or (x) the outstanding principal balance of the Underlying Loan, or (y) such lesser amount as Administrative Agent shall require, or (z) the maximum amounts attainable on a FEMA flood policy (if this clause applies, then acceptable evidence of coverage must be provided in accordance with FEMA bank regulations). Borrower has provided the Administrative Agent with satisfactory evidence that Underlying Borrower has obtained earthquake insurance in amounts and in form and substance reasonably satisfactory to Administrative Agent if the Administrative Agent has notified the Borrower in writing that Administrative Agent has reasonably determined that the Mortgaged Property is in an earthquake zone where such coverage is warranted.

Section 3.1.13.      Tax Filings; Assessments. Borrower has filed (or has obtained effective extensions for filing) all federal and material state and local tax returns required to be filed by it and has paid or made adequate provision for the payment of all federal and material state and local taxes, charges and assessments payable by Borrower. To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or other similar matters affecting the Mortgaged Property that would reasonably be expected to result in a Material Adverse Change.

Section 3.1.14.      Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan [and any Holdback Advance], as of the date of hereof [and the date of any Holdback Advance, respectively,] the fair saleable value of Borrower’s assets exceeds and, immediately following the making of the Loan, will exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets as of the date of hereof and, immediately following the making of the Loan [and any Holdback Advance], will be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not as of the date of hereof [and the date of any Holdback Advance, respectively,] and, immediately following the making of the Loan [and any Holdback Advance], will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

Section 3.1.15.      Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, or Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 3.1.16.      No Other Debt. Borrower has not borrowed or received debt financing (other than the Program Debt permitted pursuant to this Agreement and the Program Security Agreement) that has not been heretofore repaid in full.

Section 3.1.17.      No Bankruptcy Filing. Borrower is not contemplating and has not filed a petition under any state or federal bankruptcy or insolvency laws and is not contemplating and has not liquidated its assets or Property and Borrower does not have any knowledge of any Person having filed any such petition against it.

Section 3.1.18.      Full and Accurate Disclosure. No material information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made (it being recognized by the Lender that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results and such difference may be material). There is no fact or circumstance presently known to Borrower which has not been disclosed to Administrative Agent and which would reasonably be expected to result in a Material Adverse Change. The information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 3.1.19.      Servicing Agreement. The Servicing Agreement is the only servicing agreement in existence with respect to the servicing of the Underlying Loan. The copy of the Servicing Agreement delivered to Administrative Agent is a true and correct copy, and, except as disclosed to and approved by Administrative Agent in writing, such agreement has not been amended or modified in any manner that would adversely affect Administrative Agent or the Lenders; provided that with respect to the Servicing Agreement, it shall not be an Event of Default if such agreement is replaced by a replacement servicing agreement and a servicer acknowledgement and instruction letter in form reasonably satisfactory to Administrative Agent. To Borrower’s knowledge, neither party to such agreement is in material default (beyond applicable notice and cure periods) under such agreement and the Servicer has no defense, offset right or other right to withhold performance under or terminate such agreement.

Section 3.1.20.      No Change in Facts or Circumstances; Disclosure. To Borrower’s knowledge, there has been no change in any condition, fact, circumstance or event that would make the most recent financial statements, rent rolls, reports, certificates or other documents provided by Underlying Borrower and submitted to Administrative Agent in connection with the Loan or the Underlying Loan inaccurate, incomplete or otherwise misleading in any respect that, when taken as a whole, would reasonably be expected to result in a Material Adverse Change.

Section 3.1.21.      Business Loan. The Loan is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Borrower warrants that the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan.

Section 3.2.      Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to prohibit its ability to incur its obligations hereunder.

Section 3.3.      Survival of Representations. The representations and warranties set forth in Section 3.1 shall survive, and any covenants contained in Section 3.1 shall continue, for so long as any amount remains payable to Administrative Agent and Lenders under this Agreement or any of the other Loan Documents (except to the extent the same expressly relate to a specific date, in which case they remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such date).

Article IV

Borrower Covenants

Section 4.1.      Borrower Affirmative Covenants. Borrower hereby covenants and agrees with Administrative Agent and Lenders that:

Section 4.1.1.      Existence; Compliance with Legal Requirements. Borrower shall (a) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its existence and, except to the extent same would not result in a Material Adverse Change, its licenses, permits and franchises, (b) comply with all Laws applicable to it that if not complied with it would result in a Material Adverse Change and (c) comply in all material respects with all Prescribed Laws.

Section 4.1.2.      Litigation. Borrower shall give prompt notice to Administrative Agent of any litigation or governmental proceedings pending or, to its knowledge, threatened against Borrower, which if adversely determined, would reasonably be expected to result in a Material Adverse Change.

Section 4.1.3.      Further Assurances. Borrower shall, at Borrower’s sole cost and expense upon the reasonable request of Administrative Agent, do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, so long as same do not increase Borrower’s obligation or decrease its rights other than to a de minimis extent.

Section 4.1.4.      Financial Reporting. (a) Borrower and Guarantor shall keep and maintain or will cause to be kept and maintained adequate books and records, with complete entries made in accordance with GAAP, reflecting the financial affairs of Borrower and Guarantor, respectively. Only Administrative Agent, on behalf of the Lenders, shall have the right from time to time during normal business hours upon reasonable prior notice to Borrower to examine the books and records of Borrower at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Administrative Agent shall desire.

(b)            Borrower shall furnish, or shall cause Guarantor to furnish, to Administrative Agent within one hundred twenty (120) days after the last day of each fiscal year of Guarantor, Guarantor shall notify Administrative Agent that the audited financial statements of Guarantor are available on EDGAR.

(c)            Borrower shall furnish, or shall cause Guarantor to furnish, to Administrative Agent (x) within sixty (60) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of Guarantor, a copy of the unaudited, Guarantor prepared, financial statements of Guarantor and (y) within sixty (60) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of Guarantor or within one hundred twenty (120) days of the end of any fiscal year of Guarantor, a compliance certificate in the form of Exhibit A to the Guaranty (the “Compliance Certificate”) executed by an authorized representative of Guarantor (i) stating that such quarterly or annual financial statements present fairly the financial condition and the results of operations of Guarantor in all material respects for the periods covered thereby, and (ii) demonstrating Guarantor’s compliance or non-compliance with the Guarantor Financial Covenants (as defined in the Program Security Agreement).

(d)            Borrower shall furnish to Administrative Agent within one hundred twenty (120) days after the last day of each fiscal year of Borrower, a copy of the unaudited, Borrower prepared, financial statements of Borrower, prepared in accordance with GAAP.

(e)            Borrower shall furnish to Administrative Agent within sixty (60) days after the last day of each of the first-three (3) fiscal quarters of each fiscal year of Borrower, a copy of the unaudited, Borrower prepared, financial statements of Borrower and a certificate executed by an authorized representative of Borrower (i) stating that such quarterly financial statements present fairly the financial condition and the results of operations of Borrower in all material respects for the periods covered thereby and (ii) otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(f)            Borrower shall furnish to Administrative Agent, within ten (10) days after the end of each calendar month, a reasonably detailed summary of the Borrower’s loan portfolio, in form and substance reasonably satisfactory to Administrative Agent.

(g)            Borrower shall furnish to Administrative Agent, within fifteen (15) days after Borrower’s receipt of the same, copies of (i) the quarterly and annual financial reporting items of Underlying Borrower and each Underlying Guarantor, (ii) the operating statements for the Mortgaged Property, and (iii) [information required to be delivered by the Underlying Borrower under Sections [__] of the Underlying Loan Agreement] and other material financial information required to be delivered by the Underlying Borrower or the Underlying Guarantor pursuant to the Underlying Loan Documents.

(h)            Borrower shall furnish to Administrative Agent, promptly upon knowledge thereof, notice of a Material Adverse Change in any fact or circumstance either (i) represented or warranted by Borrower in connection with this Agreement, any other Loan Document, the Specified Collateral, the Debt, the Mortgaged Property or any Underlying Loan Document, or (ii) pertaining to the Mortgaged Property, Underlying Borrower or Underlying Guarantor.

(i)            Borrower shall furnish, or shall cause the Guarantor to furnish, to Administrative Agent within fifteen (15) days after request, such other information not otherwise required herein respecting the business affairs, assets and liabilities of Borrower or the Guarantor as the Administrative Agent or the Lenders shall from time to time reasonably request in writing and to the extent such information is already in the possession of the Borrower or the Guarantor.

Section 4.1.5.      Information. From time to time at the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent such information regarding the Mortgaged Property, the Specified Collateral, the Underlying Borrower, the Underlying Guarantors and Borrower as Administrative Agent may reasonably request in writing; provided, however, that as to any information to be obtained from Underlying Borrower or any Underlying Guarantor, such information shall include only that information that Borrower has the right to obtain from Underlying Borrower or such Underlying Guarantor pursuant to the terms of the Underlying Loan Documents or applicable law.

Section 4.1.6.      Notices. Borrower shall:

(a)            Promptly (and in any event within five (5) Business Days) after obtaining knowledge thereof notify Administrative Agent of: (i) any filed claim, action or proceeding affecting title to all or any of the Specified Collateral, the Mortgaged Property or the security interest provided for herein, and, at the request of the Administrative Agent, appear in and defend, at Borrower’s cost and expense, any such action or proceeding, to the extent the Borrower has the right to do so under the Underlying Loan Documents; (ii) any material change in the use of the Mortgaged Property; (iii) any material damage to or loss of the Mortgaged Property due to a casualty or taking that would permit Borrower to accelerate the Underlying Loan or require the insurance or taking proceeds to be applied to the repayment of the Underlying Loan; and (iv) the occurrence of any other event or condition (including, without limitation, matters as to lien priority) that would reasonably be expected to result in a Material Adverse Change.

(b)            Provide the Administrative Agent with thirty (30) days’ written notice before any proposed (i) relocation of the Principal Location, (ii) change of its name, identity or corporate structure, and (iii) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in this clause (b), Borrower shall execute and deliver all such additional documents and perform all additional acts as the Administrative Agent, in its reasonable discretion, may request in order to continue or maintain the existence and priority of the security interests in all of the Specified Collateral.

(c)            Borrower shall furnish to Lender, promptly after receipt or delivery by Borrower, any notices with respect to the Underlying Loan, Underlying Borrower, Underlying Guarantor or the Mortgaged Property that are (i) notices of any default (beyond all applicable notice and cure periods), or (ii) notices of events or circumstances that would reasonably be expected to result in a Material Adverse Change.

(d)            Provide notice to Administrative Agent within five (5) days prior to any the acceptance of any additional Underlying Guaranty by a new guarantor entity, together with such information sufficient for Administrative Agent to perform KYC searches against such entity.

[Section 4.1.7.      Approvals of Major Leases and Material Agreement Amendments. _________________.]9

Section 4.1.8.      Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill in al material respects each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Administrative Agent. Borrower shall perform in all material respects all of Borrower’s duties under and in connection with each transaction to which the Specified Collateral, or any part thereof, relates, including servicing of the Underlying Loan consistent with the manner in which Borrower enforces, monitors and administers its loan documents with other borrowers generally.

Section 4.1.9.      Endorsement and Delivery of Underlying Note. Contemporaneously with the execution of this Agreement, Borrower shall (a) execute an allonge in favor of and reasonably acceptable to Administrative Agent with respect to the Underlying Note and (b) deliver the original Underlying Note to Administrative Agent. Within five (5) Business Days following the execution of this Agreement, Borrower shall deliver the remaining original Underlying Loan Documents to Administrative Agent

Section 4.1.10.      Underlying Loan Default. In the event there is an “Event of Default” (as defined in the Underlying Loan Agreement) under the Underlying Loan Agreement prior to or on the maturity of the Underlying Loan, Borrower shall (a) promptly deliver notice to Administrative Agent of Borrower’s proposed course of action with respect to the Underlying Loan and such “Event of Default”, including such Borrower’s intent, if any, to pursue remedies under the Underlying Loan Documents and/or enter into workout discussions with the Underlying Borrower, and (b) diligently and continuously pursue such proposed course of action with updates in respect thereof provided to the Administrative Agent no less frequently than once per calendar month. If Borrower forecloses on all or a portion of the Mortgaged Property, or otherwise obtains title thereto, Borrower will simultaneously repay the Debt in full in cash whereupon the Administrative Agent shall release its security interest in the foreclosed Underlying Loan Documents and Mortgaged Property.

Section 4.1.11.      Inspections. Subject to compliance with the Underlying Loan Documents, Borrower shall use commercially reasonable efforts, at, so long as no Event of Default has occurred and is continuing, Administrative Agent’s or such Lender’s cost, to facilitate Administrative Agent, Lenders and their representatives entering upon the Mortgaged Property to inspect the same at reasonable times, as such rights exist for the benefit of Borrower pursuant to the Underlying Loan Documents. Borrower will cooperate and assist in such inspections and shall use commercially reasonable efforts to cause Underlying Borrower to cooperate and assist with such inspections.

[9]	[DRAFTING NOTE: Lease approvals included on a case-by-case basis following review of Underlying Loan Agreement.]

Section 4.1.12.      Insurance. (a) Borrower shall cause Underlying Borrower to obtain and maintain general liability, builders’ risk, workmen’s compensation, commercial property insurance (with no exclusion for building projects), Special Form coverage (including windstorm and terrorism coverage if and to the extent required under the Underlying Loan Agreement), flood zone and earthquake insurance (as described in Section 3.1.12), and business interruption insurance coverage on the Mortgaged Property securing the Underlying Loan, in amounts, on terms and with insurers in material compliance with the requirements of the Underlying Loan Agreement or as otherwise reasonably approved by Administrative Agent.

(b)            No later than the expiration date of any such insurance policy, Borrower shall deliver to Administrative Agent a certificate of insurance evidencing the renewal or replacement of that policy, with premiums fully paid, together with (in the case of a renewal) a copy of all endorsements to the policy affecting the Mortgaged Property and not previously delivered to Administrative Agent, and in the case of replacement, an original or copy of the replacement policy within thirty (30) days after the applicable expiration date of the original policy, and, in each case, to the extent that Borrower has received the same from Underlying Borrower.

(c)            Borrower shall take all commercially reasonable action necessary to obtain the benefit of any insurance proceeds lawfully payable to Borrower under the Underlying Loan Agreement and the Underlying Borrower’s insurance policies in connection with any loss of or damage to the Mortgaged Property. Such proceeds shall be utilized as provided for in the Underlying Loan Documents and the Proportionate Amount of any insurance proceeds received by Borrower that are applied by Borrower to repayment of the outstanding principal of the Underlying Loan shall be paid to the Lenders to repay the Loan.

Section 4.1.13.      Restoration; Reconstruction; Condemnation. If any act or occurrence of any kind or nature results in damage to or loss or destruction to the Mortgaged Property, Borrower shall cause Underlying Borrower, subject to the conditions set forth in [Section 12] of the Underlying Loan Agreement, whether or not insurance or condemnation proceeds are available or sufficient for the purposes, to promptly commence and continue diligently to completion to restore, replace and rebuild such Mortgaged Property as nearly as possible to (or better than) its value, condition and character immediately prior to the damage, loss or destruction. Proceeds or awards payable to Borrower in connection with any Casualty or Taking shall be subject to a perfected security interest in favor of the Administrative Agent as security for the Secured Obligations.

Section 4.1.14.      [Interest Rate Cap Agreement. Borrower shall require Underlying Borrower, in accordance with Section [__] of the Underlying Loan Agreement to enter into an Interest Rate Protection Agreement (each as defined in the Underlying Loan Agreement) with respect to the Underlying Loan. Such Interest Rate Protection Agreement shall at all times comply with the requirements of Section [__] of the Underlying Loan Agreement].10

10 [DRAFTING NOTE: ADD IF REQUIRED BY UNDERLYING LOAN DOCUMENTS.]

Section 4.1.15.      [Intentionally Omitted].

Section 4.1.16.      Single Purpose. Borrower is and shall at all times while any Loan Document is in effect be a Special Purpose Entity. Borrower shall not make any change, amendment or modification to its organizational documents, or otherwise take any action which would reasonably be expected to result in Borrower not being a Special Purpose Entity. A “Special Purpose Entity” shall have the meaning set forth on Schedule 4.1.16 hereto.

Section 4.1.17.      Tax Filings. Borrower shall file all federal and material state and local tax returns, or secure extensions thereof, if any are required to be filed and shall pay or made adequate provision for the payment of all federal and material state and local taxes, charges and assessments payable by Borrower.

Section 4.1.18.      Federal Reserve Regulations. No part of the proceeds of the Loan shall at any time be used by Borrower for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other regulations of such Board of Governors, or for any purposes prohibited by Law or by the terms and conditions of this Agreement or the other Loan Documents.

Section 4.1.19.      Investment Company Act. Borrower is not, nor shall it at any time be, required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.1.20.      Collateral Matters. The Secured Obligations shall be secured by valid, perfected, and enforceable Liens of the Administrative Agent, for the benefit of the Lenders, on all right, title, and interest of Borrower in the Specified Collateral, whether now owned or hereafter acquired or arising, and including all proceeds thereof. Annex A to the Security Agreement Supplement accurately lists all Specified Collateral (but the failure of such description to be accurate or complete shall not impair the security interest in such Specified Collateral). Notwithstanding anything to the contrary contained herein, Administrative Agent and Lenders agree not to record or file the Specified Collateral Assignment or any other Collateral Documents (other than the UCC-1 reference in paragraph 1 of Part A of Schedule 2.1) until an Event of Default has occurred.

Section 4.1.21.      Customer Identification – USA Patriot Act Notice; OFAC. Administrative Agent hereby notifies Borrower that pursuant to the requirements of the Patriot Act and Administrative Agent’s policies and practices, Administrative Agent is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Administrative Agent to identify Borrower in accordance with the Patriot Act. Borrower represents and covenants that it is not and will not become a person (individually, a “Prohibited Person” and collectively “Prohibited Persons”) listed on the OFAC List or otherwise subject to any other prohibitions or restriction imposed by any Prescribed Laws administered by OFAC (collectively the “OFAC Rules”). Borrower represents and covenants that it also (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) is not otherwise associated with and will not become associated with a Prohibited Person, (d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism for a Prohibited Person. Borrower will not transfer any interest in Borrower to or enter into a lease with a Prohibited Person. Borrower shall immediately notify Administrative Agent if Borrower has knowledge the Guarantor or any member or beneficial owner of Borrower or the Guarantor is or becomes a Prohibited Person or is indicted on or arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower covenants to promptly notify the Lender of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of Borrower’s beneficial owners identified therein. Borrower will not enter into any lease or any other transaction or undertake any activities related to the Loan in violation of the Anti-Money Laundering Laws. Borrower shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or Anti-Money Laundering Laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules and Anti-Money Laundering Laws, (C) provide information as Administrative Agent may require from time to time to permit Administrative Agent to satisfy its obligations under the OFAC Rules and/or the Anti-Money Laundering Laws, and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. Borrower shall immediately notify Administrative Agent if Borrower has knowledge of any Tenant becoming a Prohibited Person or any Tenant (1) being convicted of, (2) pleading nolo contendere to, or (3) being indicted on charges involving money laundering.

4.1.22.   Servicing. Borrower shall (w) use commercially reasonable efforts to cause Servicer to manage the Underlying Loan in accordance with the Servicing Agreement, (x) diligently perform and observe in all material respects all of the terms, covenants and conditions of any Servicing Agreement on the part of Borrower to be performed and observed, and (y) promptly notify Administrative Agent of any written notice received by Borrower of any default (beyond applicable notice and cure periods) by Borrower in the performance or observance of any of the terms, covenants or conditions of any Servicing Agreement on the part of Borrower to be performed and observed.

Section 4.2.      Borrower Negative Covenants. Borrower covenants and agrees with Administrative Agent and Lenders that:

Section 4.2.1.      Liens. Borrower shall not create, permit to exist, incur or assume, and shall defend the Specified Collateral against, any Lien or other encumbrance on the Specified Collateral (other than Permitted Encumbrances), and shall defend Borrower’s rights in the Specified Collateral and Administrative Agent’s and the Lenders’ security interest in the Specified Collateral against the claims and demands of all Persons. Borrower shall do nothing to impair the rights of Administrative Agent and the Lenders in the Specified Collateral.

Section 4.2.2.      Material Modifications; Enforcement; No Liens; No Release. Without Administrative Agent’s prior written consent (which consent, with respect to the following clause (a), shall not be unreasonably withheld, condition or delayed), Borrower shall not (a) enter into or consent to any Material Modification; (b) except for Permitted Encumbrances, sell, assign, pledge, transfer or encumber any of the Underlying Loan Documents or the Underlying Loan; (c) except for Permitted Encumbrances, consent to Underlying Borrower sell, assign, pledge, transfer or encumber the Mortgaged Property except to the extent that any such encumbrances are otherwise created in accordance with the Underlying Loan Documents, or (d) [except as expressly contemplated by Section [__] of the Underlying Loan Agreement], release any of the Mortgaged Property from the Underlying Loan Documents. Promptly following Borrower’s enforcement of any remedies it may have in the Underlying Loan Documents as against the Underlying Borrower or Guarantor upon an “Event of Default” (as defined in the Underlying Loan Agreement) which remedy is not otherwise a Material Modification requiring Administrative Agent’s approval pursuant to the foregoing, Borrower shall deliver a notice to Lender describing the nature of such “Event of Default” and the remedies so enforced.

Section 4.2.3.      Changes in Name, Business or Principal Location. (a) Borrower shall not enter into any line of business other than the ownership and maintenance of the Underlying Loans (as defined in the Program Security Agreement) and/or the Mortgaged Properties (as defined in the Program Security Agreement) securing such loans.

(b)            Borrower shall not purchase or own any Property other than the Underlying Loan Documents (as defined in the Program Security Agreement), the Underlying Loans (as defined in the Program Security Agreement), and/or the Mortgaged Properties (as defined in the Program Security Agreement) related thereto, and any property necessary or incidental for the operation of such Mortgaged Properties (as defined in the Program Security Agreement).

(c)            Borrower shall not change the address of its principal place of business without first giving Administrative Agent thirty (30) days’ prior notice.

Section 4.2.4.      Organizational Documents. Borrower shall not, without the prior written consent of Administrative Agent, permit or suffer to exist any material amendment or modification to its organizational documents.

Section 4.2.5.      Additional Debt. Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan and the other Facility Loans (as defined in the Program Security Agreement) and its costs of operation. No debt other than the Underlying Loan and the Facility Loans may be directly or indirectly secured by the Mortgaged Property, whether senior, subordinate or pari passu.

Section 4.2.6.      Affiliate Transactions. Other than an asset management agreement between Borrower and its Affiliated asset manager, Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or the Guarantor except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

Section 4.2.7.      Impairment of Collateral. Borrower shall not, nor shall it consent to any request of Underlying Borrower to, use any of the Specified Collateral or the Mortgaged Property for any unlawful purpose or for a use other than as a [multi-family/office/ retail/hospitality/self-storage/industrial] property, in any manner that is reasonably likely to materially adversely impair the value or usefulness of the Specified Collateral or the Mortgaged Property, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon.

Section 4.2.8.      ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent and Lenders of any of their rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(b)            Borrower shall deliver to Administrative Agent such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Administrative Agent in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, or a “plan” within the meaning of Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code; (ii) Borrower is not a “governmental plan” as defined in Section 3(32) of ERISA; and (iii) Borrower’s assets are not “plan assets” within the meaning of the Plan Assets Regulation.

(c)            Borrower further covenants and agrees to protect, defend, indemnify and hold Administrative Agent and each Lender harmless from and against all out-of-pocket losses, costs, damages and expenses (including, without limitation, all reasonable attorneys’ fees, excise taxes, and costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Administrative Agent or any Lender may incur as a result of Borrower’s breach of this Section 4.2.8.  This covenant and indemnity shall survive the extinguishment of the lien of any mortgage, deed of trust, or deed to secure debt by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Borrower’s liability under any of the Loan Documents.

Section 4.2.9.      Payments; Distributions. Borrower shall not pay any dividends or otherwise declare or make any distribution (each a “Distribution”) to Borrower’s members if an Event of Default or Program Event of Default exists or would occur as a result of such Distribution; provided that (x) Borrower shall have the right to declare and pay Distributions of current or accumulated Monthly Net Cash Flow to its partners, members, shareholders, trustors, beneficiaries or owners so long as no Program Event of Default or Event of Default hereunder exists or would arise as a result thereof, and (y) following the occurrence and during the continuance of a Program Event of Default or Event of Default, for so long as Guarantor (as a direct or indirect partner, member, owner, trustor, beneficiary or shareholder of the Borrower) has elected to be treated as a REIT for U.S. federal income tax purposes, Borrower may make a one-time Distribution to Guarantor during the continuance of such Program Event of Default or Event of Default in an amount equal to the minimum amount of cash required to be distributed so that Guarantor can maintain such REIT status under Sections 856 through and including 860 of the Code and avoid the payment of any income or excise taxes imposed under Section 857(b)(1), 857 (b)(3) or 4981 of the Code.

Section 4.2.10.      Servicing Agreement. Borrower shall not surrender, terminate, cancel or materially modify the Servicing Agreement in a manner adverse to Administrative Agent or any Lender, or enter into any other agreement relating to the servicing of the Underlying Loan with Servicer or any other Person, or consent to the assignment by the Servicer of its interest under the Servicing Agreement (to the extent Borrower’s approval thereof is required), in each case without the express written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, but which consent may be conditioned upon the Administrative Agent’s receipt of a tri-party servicer notice and cash management arrangements on terms and conditions satisfactory to the Administrative Agent. If the Servicer defaults under the Servicing Agreement or resigns, Borrower shall be permitted to enter into a new servicing agreement with a replacement servicer, provided that Administrative Agent’s approval of the replacement servicing agreement shall be required, which approval shall not be unreasonably withheld, conditioned or delayed, but which consent may be conditioned upon the Administrative Agent’s receipt of a tri-party servicer notice and cash management arrangements on terms and conditions satisfactory to the Administrative Agent. If at any time Administrative Agent consents to the appointment of a new servicer, such new servicer shall thereafter be deemed the “Servicer” hereunder, and such new Servicer and Borrower shall, as a condition of Administrative Agent’s consent, execute a replacement Servicing Agreement in form and substance substantially similar to the existing agreement or otherwise reasonably satisfactory to the Administrative Agent.

Article V

Accounts11

Borrower’s right, title and interest in and to the Underlying Loan Cash Management Account (and all subaccounts related thereto) shall be pledged to Administrative Agent, for the benefit of the Lenders, as collateral for the Loan, constitute Specified Collateral, and Administrative Agent and the Lenders shall have all of the rights and remedies set forth herein with respect to the same; provided, however, that prior to the occurrence of an Event of Default, Borrower shall have sole dominion and control over each such account and may use the funds in the Underlying Loan Cash Management Account for the purposes specified in the Underlying Loan Agreement. The undersigned hereby acknowledge that during the continuance of any Event of Default hereunder and a “Cash Sweep Period” (under and as defined in the Underlying Loan Documents) with respect to the Underlying Loan due to an event of default (beyond all applicable notice and cure periods) by the Underlying Borrower under the Underlying Loan Documents, the Administrative Agent may apply any and all funds on deposit in the Underlying Loan Cash Management Account (and all subaccounts related thereto) toward the payment of any interest and principal due on the Underlying Loan and cause all such proceeds to be applied in accordance with Section 2.2.3 of the Program Security Agreement; provided, that in no event shall Administrative Agent have the right to apply the funds in contravention of the Underlying Loan Agreement if the Borrower does not have the right under the Underlying Loan Documents to apply such funds to the repayment of the Underlying Loan and other amounts due to Borrower under the Underlying Loan Documents. Furthermore, Borrower shall pledge to Administrative Agent, for the benefit of the Lenders, as collateral for the Loan, which shall constitute Specified Collateral, the Borrower’s right, title and interest in the Underlying Loan Clearing Account and each other Account to be opened in the name of the Underlying Borrower and pledged to Borrower pursuant to the Underlying Loan Agreement.

[11]	[Drafting Note: Conform if cash management triggers are applicable.]

Article VI

Defaults

Section 6.1.      Events of Default. Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(a)            Payment. Any default in (i) the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement or under the Note) of all or any part of (x) the principal of the Loan when due, or (y) regularly scheduled interest on the Loan within three (3) Business Days of the applicable Monthly Payment Date, or (ii) any other payment under the Loan Documents when due that continues for a period of five (5) Business Days from Borrower’s receipt of written notice from Administrative Agent such payment is delinquent or, if no date is stated, ten (10) Business Days after demand (or such shorter period as may be expressly provided for herein or therein).

(b)            Breach of Representation or Warranty. Any material representation or warranty made by Borrower or Guarantor herein or in any Loan Document, or in any certificate furnished to Administrative Agent by Borrower or Guarantor shall have been false or misleading in any material respect as of the date the representation or warranty was made and, solely to the extent susceptible to cure, such breach is not remedied within thirty (30) days after the earlier of (A) delivery of notice thereof to Borrower from Administrative Agent or (B) knowledge on the part of Borrower of such breach. For purposes of this Section 6.1(b), “knowledge” of Borrower shall mean actual knowledge of any senior officer thereof, including, without limitation, the CEO, CFO or Secretary; or

(c)            Breach of Certain Provisions. Borrower breaches or permits or suffers a breach of any covenant set forth in Section 4.2.1, 4.2.2, 4.2.3, 4.2.5, 4.2.7, 4.2.8, 4.2.9, 4.2.10 or Article V.

(d)            Other Defaults. Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in this Section 6.1, for thirty (30) days after written notice thereof has been given to Borrower by Administrative Agent, or if such default is of such a nature that is capable of being remedied but that cannot with reasonable effort be completely remedied within said period of thirty (30)days, such additional period of time as may be reasonably necessary to cure the same, provided Borrower commences such cure within said 30 day period and diligently prosecutes the same, until completion, but in no event shall such extended period exceed ninety (90) days following said thirty (30) day period.

(e)            Invalidity of Loan Documents. This Agreement or any Loan Document or any material provision thereof shall for any reason, other than a partial or full release in accordance with the terms hereof or thereof, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or Borrower or Guarantor denies that it has any further liability under this Agreement or any Loan Document to which it is party, or gives notice to such effect; provided that with respect to the Servicing Agreement, it shall not be an Event of Default if such agreement is replaced by a replacement servicing agreement and a servicer acknowledgement and instruction letter in form reasonably satisfactory to Administrative Agent.

(f)            Cross-Default. Any Program Event of Default shall occur and be continuing.

(g)            Title to Mortgaged Property. Title of Underlying Borrower to any material portion or all of the Mortgaged Property or the status of the Underlying Mortgage as a first and prior lien and security interest on the Mortgaged Property is endangered by any party whatsoever, and neither Borrower or Underlying Borrower diligently defend the same, or the Underlying Mortgage shall for any reason fail to create a valid and perfected first priority lien in favor of Borrower on any material portion of the Mortgaged Property subject to Permitted Encumbrances.

Section 6.2.      Remedies.

Section 6.2.1.      When any Event of Default has occurred and is continuing, the Administrative Agent may and at the direction of the Required Lenders shall, exercise any of the following rights and remedies: (a) terminate the remaining Commitments, if any, and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on the Loan to be forthwith due and payable and thereupon the Loan, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; (c) use, set-off and apply against the Debt, to the extent thereof and as permitted by applicable Law and not in violation of the Underlying Loan Agreement, all deposits, funds, letters of credit or other assets in which Administrative Agent has been granted a security interest pursuant to any Loan Document; or (d) any other rights and remedies afforded by this Agreement, any other Loan Document, or at law or in equity.

Section 6.2.2.      When any Program Event of Default described in clauses (l) or (m) of Section 5.1 of the Program Security Agreement with respect to Borrower has occurred and is continuing, then the Loan shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

Section 6.2.3.      Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or available to Administrative Agent at law or in equity may be exercised by Administrative Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure or similar proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Without limiting the generality of the foregoing and to the fullest extent permitted by law, if an Event of Default is continuing (i) Administrative Agent is not subject to any “one action” or “election of remedies” law or rule and (ii) all liens and other rights, remedies or privileges provided to Administrative Agent shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against the Specified Collateral and/or otherwise realized upon in satisfaction in full of the Debt or the Debt has been paid in full in cash.

Section 6.2.4.      In addition to all other rights and remedies granted to Administrative Agent and/or the Lenders in the Program Security Agreement, this Agreement and in any other Loan Documents, Administrative Agent and the Lenders shall have all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, Administrative Agent may (A) without demand or notice (other than the thirty (30) day notice provided for below) to Borrower, collect, receive or take possession of the Collateral or any part thereof, and/or (B) sell, lease, or otherwise dispose of the Specified Collateral, or any part thereof, at public or private sale or sales, at Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Administrative Agent, to the extent not already in Administrative Agent’s possession, Borrower shall assemble the Collateral and make it available to Administrative Agent and the Lenders at any place designated by Administrative Agent that is reasonably convenient to Borrower and Administrative Agent. Borrower agrees that Administrative Agent shall not be obligated to give more than thirty (30) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Borrower shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable out-of-pocket attorneys’ fees, legal expenses, and all other expenses incurred by Administrative Agent or any Lender in connection with the collection of the Debt and the enforcement of Administrative Agent’s and Lenders’ rights under this Agreement and the Loan Documents. Administrative Agent may apply the proceeds of the sale of the Collateral against the Debt in such order and manner as Administrative Agent may elect in its sole discretion. Administrative Agent, any Lender or anyone else may bid and be the purchaser of any or all of the Collateral so sold and shall hold the same thereafter in its own right, free from any claim of Borrower or any other person. Any sale hereunder may be conducted by an officer of Administrative Agent or any other party so authorized by Administrative Agent. Borrower, the Lenders and Administrative Agent agree that, pending sale of the Collateral, Borrower shall hold any proceeds of the Collateral which it receives in trust for the sole benefit of Administrative Agent and/or the Lenders pursuant to the provisions hereof and shall immediately pay all proceeds to Administrative Agent for disbursement in accordance with the terms of this Agreement.

Section 6.2.5.      After the occurrence and during the continuance of an Event of Default, Administrative Agent may cause any or all of the Specified Collateral held by it to be transferred into the name of Administrative Agent or the name or names of Administrative Agent’s nominee or nominees.

Section 6.2.6.      Lenders and Administrative Agent shall have any and all other remedies available at law or equity.

Section 6.3.      Right to Cure Defaults. Administrative Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Administrative Agent may deem necessary. All such reasonable and out-of-pocket costs and expenses incurred by Administrative Agent in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred until the date of payment to Administrative Agent. All such reasonable and out-of-pocket costs and expenses incurred by Administrative Agent together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Administrative Agent under the Loan Documents and shall be immediately due and payable upon demand by Administrative Agent therefor.

Section 6.4.      Remedies Cumulative. The rights, powers and remedies of Administrative Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Administrative Agent’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Administrative Agent may determine in Administrative Agent’s sole discretion to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by law or as set forth herein or in any other Loan Document. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Article VII

The Administrative Agent

Section 7.1.     Appointment and Authorization of Administrative Agent. Each Lender hereby appoints BMO Harris Bank N.A. as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to (a) take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (b) exercise all other powers of Lenders as are not made subject to the consent of the Required Lenders or all of the Lenders pursuant to Section 8.4. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

Section 7.2.     Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any Affiliate of Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender (if applicable).

Section 7.3.     Action by Administrative Agent. If the Administrative Agent receives from Borrower a written notice of an Event of Default, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Section 6.2.1. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Specified Collateral and to preserve and protect the Specified Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from exercising any right or remedy hereunder or under the Loan Documents as Administrative Agent deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Debt.

Section 7.4.     Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.5.     Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of Borrower contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Schedule 2.1 and receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Specified Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys in fact and shall not be answerable to the Lenders, Borrower, or any other Person for the default or misconduct of any such agents or attorneys in fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of Borrower and the Administrative Agent shall have no liability to any Lender with respect thereto.

Section 7.6.     Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise) but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

Section 7.7.     Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent; provided that, so long as no Event of Default has occurred and is continuing, then Borrower shall have the right to approve the successor administrative agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000; provided that, so long as no Event of Default has occurred and is continuing, then Borrower shall have the right to approve the successor administrative agent. Any such successor Administrative Agent appointed by the resigning Administrative Agent shall serve only until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above; provided that, so long as no Event of Default has occurred and is continuing, then Borrower shall have the right to approve the successor administrative agent. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VII and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders, and (i) Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Administrative Agent’s rights in the Specified Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

Section 7.8.     Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 7.9.     Releases; Acquisition and Transfer of Collateral. (a) The Administrative Agent is hereby irrevocably authorized by each of the Lenders to (i) release Liens on the Specified Collateral on or following the Specified Termination Date; or (ii) after foreclosure or other acquisition of title by Administrative Agent, sell the Specified Collateral (A) for a purchase price equal to or greater than the Debt, or (B) if approved by the Required Lenders.

(b)            Notwithstanding anything to the contrary contained in this Agreement, if all or any portion of the Specified Collateral is acquired by Borrower by foreclosure, by deed in lieu of foreclosure, or otherwise, Borrower shall immediately deliver to Administrative Agent (i) a duly executed mortgage, deed of trust, or deed to secure debt with respect to the Mortgaged Property and (ii) all other diligence materials reasonably requested by Administrative Agent and reasonably available to Borrower for the Mortgaged Property, all of which shall be in form and substance satisfactory to Administrative Agent in its reasonable discretion.

(c)            Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Specified Collateral pursuant to this Section 7.9; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.

(d)            Upon termination of this Agreement after the Specified Termination Date, Administrative Agent shall, upon the request and at the sole expense of Borrower, forthwith release its liens and security interests in the Specified Collateral and return to Borrower any Specified Collateral then in its possession. Notwithstanding anything to the contrary contained herein, if any payment applied by Administrative Agent and the Lenders, or any of them, to any portion of the Debt is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower, the Guarantor or any other obligor), the Debt to which such payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such of the Debt as fully as if such application had never been made. As used herein, “Specified Termination Date” shall mean the date on which any and all Commitments are terminated and the principal of and interest on the Loan and all other obligations payable by the Borrower under this Agreement and the other Loan Documents (other than any contingent or indemnification obligations not then due) have been paid in full in cash.

Section 7.10.     Authorization to Enter into, and Enforcement of, the Collateral Documents. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Specified Collateral Documents on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Specified Collateral Documents as the Administrative Agent considers appropriate, provided the Administrative Agent shall not amend the Specified Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Specified Collateral Documents upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates), other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Specified Collateral or for the execution of any trust or power in respect of the Specified Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Specified Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Specified Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Specified Collateral Documents for the benefit of the Lenders and their Affiliates.

Article VIII

Miscellaneous

Section 8.1.     Successors and Assigns. All covenants, promises and agreements in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, except that (a) Borrower may not assign or otherwise transfer any of its rights or obligations under any Loan Document, and any such assignment shall be void, and (b) no Lender may assign, participate or otherwise transfer any of its rights or obligations hereunder except in accordance with the Program Security Agreement. For the avoidance of doubt, the foregoing shall not be deemed to prohibit indirect transfers of interests in Borrower that do not result in a Change of Control.

Section 8.2.     Administrative Agent’s Discretion. Whenever pursuant to this Agreement Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Administrative Agent exercised in good faith and shall be final and conclusive.

Section 8.3.     Governing Law. This Agreement shall be governed by, construed, applied and enforced in accordance with the internal laws of the State of New York without regard to conflicts of law principles, and Borrower, Administrative Agent and each Lender agree that the proper venue for any matters in connection herewith shall be in the state or federal courts located in New York, New York, and Borrower, Administrative Agent and each Lender hereby submit themselves to the jurisdiction of such courts for the purpose of adjudicating any matters related to the Loan, provided, however, that to the extent the mandatory provisions of the laws of another jurisdiction relating to (i) the perfection or the effect of perfection or non-perfection of the security interests in any of the Mortgaged Property, (ii) the Lien, encumbrance or other interest in the Mortgaged Property granted or conveyed by the Specified Collateral or Underlying Mortgage, or (iii) the availability of and procedures relating to any remedy hereunder or related to the Specified Collateral or the Underlying Mortgage are required to be governed by such other jurisdiction’s laws, such other laws shall be deemed to govern and control.

Section 8.4.     Amendments. Administrative Agent shall have the sole power and authority, for and on behalf of each Lender to (A) enter into this Agreement and the other Loan Documents and any amendments or modifications hereof or thereof and to grant any waiver, consent or approval hereunder or thereunder and (B) exercise all rights and remedies of Administrative Agent and the Lenders under, and take any and all actions with respect to, the Loan and Loan Documents, including, without limitation, the right to amend or modify the terms of the Loan, or grant any waiver, consent or approval under or with respect to the Loan, and no Lender shall have any consent or approval rights with respect to any matter under the foregoing clauses (A) or (B) or otherwise hereunder or under any other Loan Document except as may be otherwise expressly provided in this Section 8.4. Notwithstanding anything to the contrary set forth herein, the approval or consent of all of the Lenders shall be required for any amendment or waiver of any of the terms or conditions of the Note, this Agreement or any of the other Loan Documents which would:

(i)            extend the time for any payments of interest or principal, including the Maturity Date beyond any extension permitted herein;

(ii)            waive or forgive the requirement to pay any installment of interest or principal on the Loan;

(iii)            reduce the rate of interest payable by Borrower pursuant to this Agreement;

(iv)            release any material portion of the Specified Collateral granted under the Loan Documents except as required hereunder or thereunder;

(v)            release Borrower, the Guarantor or any other guarantor from any of their material obligations with respect to the Loan; and

(vi)            modify any of the provisions of this Section 8.4, the definition of “Required Lenders”, or any other provision in the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder.

Section 8.5.     Delay Not a Waiver. Neither any failure nor any delay on the part of Administrative Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Administrative Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Administrative Agent shall have the right to waive or reduce any time periods that Administrative Agent is entitled to under the Loan Documents in its sole and absolute discretion. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 8.6.     Notices. The provisions contained in Section 6.6 (Notices; Electronic Communication) of the Program Security Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, and all Notices required, permitted, or desired to be given hereunder shall be delivered as set forth in Section 6.6 of the Program Security Agreement.

Section 8.7.     Trial by Jury. Borrower, Administrative Agent and each Lender each hereby waives, to the fullest extent permitted by law, its respective right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of the Loan Documents and the business relationship that is being established. This waiver is knowingly, intentionally and voluntarily made by Borrower, Administrative Agent and by each Lender, and Borrower acknowledges on behalf of itself and its partners, members, and shareholders, as the case may be, that neither Administrative Agent nor any Lender nor any person acting on behalf of Administrative Agent or any Lender has made any representations of fact to induce this waiver of trial by jury or has taken any actions which in any way modify or nullify its effect. Borrower, Administrative Agent and each Lender acknowledge that this waiver is a material inducement to enter into a business relationship, that Borrower, Administrative Agent and each lender have already relied on this waiver in entering into the Loan Documents and that each of them will continue to rely on this waiver in their related future dealings. Borrower, Administrative Agent and each Lender further acknowledge that they have been represented (or have had the opportunity to be represented) in the signing of the Loan Documents and in the making of this waiver by independent legal counsel selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

Section 8.8.     Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.9.     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and to that end, the provisions of this Agreement are declared to be severable.

Section 8.10.     Preferences. To the extent Borrower makes a payment or payments to Lenders, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lenders.

Section 8.11.     Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Administrative Agent or Lenders except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Administrative Agent or Lenders to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable laws, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Administrative Agent or Lenders with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Administrative Agent or Lenders to Borrower.

Section 8.12.     Remedies of Borrower. In the event that a claim or adjudication is made that Administrative Agent or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Administrative Agent or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Administrative Agent nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Administrative Agent has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 8.13.     Expenses; Indemnity.

Section 8.13.1.     Borrower shall pay or, if Borrower fails to pay, reimburse Administrative Agent upon receipt of notice from Administrative Agent, for all reasonable out-of-pocket costs and expenses (including reasonable out-of- pocket attorneys’ fees and disbursements) incurred by Administrative Agent in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the reasonable costs of furnishing all opinions by counsel for Borrower (including, without limitation, any opinions reasonably requested by Administrative Agent as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Mortgaged Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements, if applicable; provided that, for the avoidance of doubt, no such expenses shall be reimbursable by Borrower under this clause (ii), (x) to the extent they relate in ordinary course administration and servicing of the loan or (y) if reasonably determined by the Administrative Agent that Borrower is then in compliance with the Loan Documents; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) securing Borrower’s compliance with any requests made pursuant to Section 3.1 or Section 3.2 of the Program Security Agreement; (v) the filing and recording fees, taxes and expenses, title insurance and reasonable out-of-pocket fees and expenses of counsel for providing to Administrative Agent all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Administrative Agent pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third-party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, the Mortgaged Property, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or the Mortgaged Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement or any Loan Document in the nature of a “work out” or of any insolvency or bankruptcy proceedings.

Section 8.13.2.     Borrower shall indemnify, defend and hold harmless Administrative Agent and each Lender and each of their respective Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing and each other Person, if any, who Controls Administrative Agent or any Lender, their respective Affiliates or any of the foregoing (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, and out of pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Administrative Agent or a Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, actual investigation and laboratory fees, actual consultant fees and actual litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the Loan and the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; and (iv) ownership of the Specified Collateral, the Mortgaged Property or any interest therein; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arose from the gross negligence, willful misconduct or violation of law of or violation of any Loan Document by such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable within ten (10) Business Days after demand therefor. The obligations and liabilities of Borrower under this Section 8.13.2 shall survive the term of the Loan and the exercise by Administrative Agent of any of its rights or remedies under the Loan Documents, including the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure. This Section 8.13.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 8.14.     Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 8.15.     Offsets, Counterclaims and Defenses. Any assignee of any Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding against such assignee is hereby expressly waived by Borrower.

Section 8.16.     No Joint Venture or Partnership; No Third-Party Beneficiaries; Waiver of Consequential Damages.

Section 8.16.1.     Borrower, Administrative Agent and Lenders intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, joint tenancy or fiduciary relationship between Borrower, Administrative Agent and any Lender or to grant Administrative Agent or any Lender any interest in the Specified Collateral other than that of beneficiary or lender.

Section 8.16.2.     This Agreement and the other Loan Documents are solely for the benefit of the parties hereto and their permitted successors and assigns and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than such Persons any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Administrative Agent and Lenders to make the Loan hereunder are imposed solely and exclusively for the benefit of Administrative Agent and Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Administrative Agent or Lenders will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions.

Section 8.16.3.     To the fullest extent permitted by applicable law, Administrative Agent, Lenders and Borrower agree not to assert, and hereby waive, in any legal action or other proceeding or otherwise, any claim against the other parties hereto, on any theory of liability, for special, indirect, consequential, special, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof.

Section 8.17.     Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners or members and others with interests in Borrower, and of the Mortgaged Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent under the Loan Documents to a sale of the Mortgaged Property for the collection of the Debt without any prior or different resort for collection or of the right of Administrative Agent to the payment of the Debt out of the net proceeds of the Mortgaged Property in preference to every other claimant whatsoever.

Section 8.18.     Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Administrative Agent or any Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 8.19.     Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Administrative Agent, any Lender or any parent, subsidiary or Affiliate of Administrative Agent or any Lender. Administrative Agent shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any Lender or any parent, subsidiary or Affiliate of Administrative Agent or any Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Administrative Agent’s exercise of any such rights or remedies. Borrower acknowledges that Administrative Agent and Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 8.20.     Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 8.20 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 8.21.     Recourse. Borrower shall be fully liable, on a recourse basis, to Administrative Agent and Lenders for repayment of all amounts due hereunder and under the Loan Documents.

Section 8.22.     Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 8.23.     Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Notes or any of the other Loan Documents, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note and any other Loan Document (including, without limitation, the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 8.24.     Time is of the Essence. Time is of the essence under this Agreement.

Section 8.25.     Set-Off; Sharing of Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, each Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, with the prior written consent of Administrative Agent without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate thereof to or for the credit or the account of Borrower. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set off or application of deposit balances or otherwise, on the Loan in excess of its ratable share of payments on all such Debt then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loan, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

Section 8.26.     Records. The unpaid amount of the Loan and the amount of any other credit extended by Lenders to or for the account of Borrower set forth on the books and records of Administrative Agent shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent’s books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loan when due.

Section 8.27.     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including by “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 8.28.     Survival of Indemnities. All indemnities and other provisions relative to reimbursement specified in Sections 4.2.8, 7.6, 8.13, and 8.20 shall survive the termination of this Agreement and the other Loan Documents and the payment of the Debt.

Section 8.29.     Treatment of Certain Information; Confidentiality. The provisions contained in Section 4.4 (Cooperation; Confidentiality) of the Program Security Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

Section 8.30.     Exculpation. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, it is expressly understood and agreed that, except for the liability of (i) Borrower pursuant to the Loan Documents, and (ii) Guarantor pursuant to the terms of the Guaranty, nothing contained herein or under any of the other Loan Documents shall be construed as creating any personal liability on any of the following parties (the “Exculpated Parties”): (a) any Affiliate of Borrower or Guarantor; (b) any officer, director, shareholder, partner, member, manager, employee or trustee of Borrower or Guarantor or any of their Affiliates; or (c) any direct or indirect owner of any legal or beneficial interest in Borrower or Guarantor or any of their Affiliates.

[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

Administrative Agent:

BMO Harris Bank N.A., a national banking association

By:
Name:
Title:

[Signature Page to Loan Agreement — Seven Hills BH Lender LLC

([Insert Underlying Borrower Name])]

Borrower:

Seven Hills BH Lender LLC

By:
Name:
Title:

[Signature Page to Loan Agreement — Seven Hills BH Lender LLC

([Insert Underlying Borrower Name])]

Lender:

BMO Harris Bank N.A., a national banking association

By:
Name:
Title:

[Signature Page to Loan Agreement — Seven Hills BH Lender LLC

([Insert Underlying Borrower Name])]